Filed Pursuant to Rule 424(b)(5)

Registration No. 333-233433

PROSPECTUS SUPPLEMENT

To Prospectus dated September 6, 2019

$139,780

Summit Wireless Technologies, Inc.

60,250 Shares of Common Stock

Summit Wireless Technologies, Inc. (the “Company”, “we”, “us” or “our”) is offering, pursuant to this prospectus supplement and accompanying base prospectus, up to an aggregate 60,250 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”). 50,000 of such Shares (the “Alexander Settlement Shares”) are being issued directly to Alexander Capital, L.P. (“Alexander”), pursuant to that certain settlement agreement and release, dated May 14, 2020, by and between us and Alexander (the “Alexander Settlement Agreement”). 10,250 of such Shares (the “Vendor Payment Shares”) are being issued directly to Daniel F. Carlson (“Carlson”), the Managing Partner of DFC Advisory Services, LLC d/b/a Tailwinds Research Group (“Vendor”) pursuant to the Settlement Letter, dated May 12, 2020, by and between us and Vendor (the “Vendor Settlement Letter”) and the letter, dated May 17, 2020, executed by the Vendor, Carlson and us, pursuant to which the Vendor assigned its right to the Vendor Payment Shares to Carlson (the “Vendor Assignment Letter”, and collectively with the Vendor Settlement Letter, the “Vendor Settlement Letters”). The Shares are being issued at a price of $2.32 per Share, which is the last reported sale price of our Common Stock on the Nasdaq Capital Market (“Nasdaq”) on May 14, 2020, and (i) the Alexander Settlement Shares are being issued to Alexander as partial payment of the amounts payable to Alexander under the terms of the Alexander Settlement Agreement and (ii) the Vendor Payment Shares are being issued to Carlson in lieu of a cash payment owed to Vendor pursuant to the Vendor Settlement Letters.

No cash proceeds will be received by the Company from the issuance of the Shares, but (i) payment of a portion of the amount payable by us to Alexander under the terms of the Alexander Settlement Agreement will be satisfied upon issuance of the Alexander Settlement Shares in addition to a one-time cash payment by the Company of $125,000 thereunder and (ii) outstanding accounts payable owed by the Company to Vendor in connection with the Vendor Settlement Letters will be fully satisfied upon issuance of Vendor Payment Shares. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. Further information relating to the Alexander Settlement Agreement may be found in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2020, which is incorporated by reference herein.

Our Common Stock is listed on Nasdaq under the symbol “WISA.” On May 14, 2020, the last reported sale price of our Common Stock on Nasdaq was $2.32 per share, which gives effect to our one-for-twenty reverse stock split of our outstanding shares of Common Stock effective on April 9, 2020.

On March 31, 2020, our stockholders approved a reverse stock split of our outstanding Common Stock at a specific ratio within a range from one-for-four to one-for-twenty, and also granted authorization to our board of directors (“Board”) to determine, in its sole discretion, the specific ratio and timing of such reverse stock split. In accordance therewith, on April 9, 2020, a one-for-twenty reverse stock split of our outstanding Common Stock became effective for the trading of our Common Stock. Unless otherwise indicated, all share and price per share information in this prospectus supplement has been adjusted to reflect such one-for-twenty reverse stock split.

As of the date of this prospectus supplement, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was $6,949,000 based on 3,338,603 shares of outstanding Common Stock, of which 2,995,162 shares were held by non-affiliates, and the last reported sale price of our Common Stock of $2.32 per share on May 14, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have offered $1,750,000 of our securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

You should read carefully this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus before accepting any Shares.

Delivery of the Shares is expected to be made on or about May 19, 2020.

Our business and holding our shares of Common Stock involve a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 8 of the accompanying base prospectus and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 18, 2020

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding this offering of Shares; and (2) the accompanying base prospectus, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to the “Company,” “Summit,” “we,” “us” or “our” refer to Summit Wireless Technologies, Inc.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus supplement and accompanying prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement and accompanying prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary does not contain all the information that you should consider before accepting any Shares. You should carefully read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein before making a decision about whether to accept any Shares.

Overview

We believe that the future of audio technology is in wireless devices and that Summit is well positioned to deliver best-in-class immersive wireless sound technology for intelligent devices and next generation home entertainment systems. We currently sell modules which wirelessly transmit and receive audio directly to speakers. Additionally, we plan to license our proprietary software technology, currently embedded in our wireless modules, to other companies who can then embed our technology into other Wi-Fi enabled smart devices. The segment of the wireless audio market that Summit focuses on is comprised of scalable multichannel solutions with levels of latency that are low enough to synchronize with video. The term multichannel refers to the use of multiple audio tracks to reconstruct a sound field using multiple speakers.

As part of the effort to grow the wireless multichannel home audio segment, Summit was a founding member of the WiSA Association, an association dedicated to providing industry leadership and consumer choice through interoperability testing between brands. There are currently over 60 brands participating in the WiSA Association. Products certified and marked with a WiSA Association logo have been tested to interoperate. This preserves consumer choice by enabling consumers to choose different wireless transmitting products across different brands where audio is decoded with speakers that have the WiSA Association logo displayed. Our marketing strategy focuses on, what we believe, are two emerging wireless audio market needs: better audio quality and lower signal latency. Summit currently sells custom semiconductor chips and wireless modules to a growing list of consumer electronics customers, including major brands in the consumer electronic industry. We believe that a growing adoption of our technology by leaders in this industry will revolutionize the way people experience media content through their mobile devices, televisions (“TVs”), game consoles and personal computers (“PCs”).

Our Business Focus

Our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality wireless audio. We intend to continue selling our proprietary wireless modules to consumer electronics companies while also expanding our focus to implement a lower cost solution by porting our software onto commercially available internet of things (“IoT”) modules with integrated Wi-Fi technology.

Industry Background

The primary growth segments for in home entertainment have been “Bluetooth” stereo accessories which include single speakers, headsets, and more recently, “multi-room” stereo speakers that use your home’s Wi-Fi network to stream audio throughout the house. The information contained in or accessible through the foregoing website is not part of this prospectus supplement, accompanying base prospectus, or the registration statement of which this prospectus supplement and accompanying base prospectus form a part, and is for informational purposes only.

Our Technology

Our technology addresses some of the main issues that we perceive are hindering the growth of the home theater: complexity and cost. We believe that consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (“AV”) receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people that rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24-bit audio up to 96 kHz sample rates) and emphasizing ease of setup. To our knowledge, Summit’s custom chips and modules technology is one of the only technologies available today that can stream up to eight (8) separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one microsecond, thus eliminating phase distortion between speakers. Summit’s first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

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Summit is currently developing certain proprietary software for which patent applications have been submitted that we believe will allow us to enable smart devices that have Wi-Fi and video media to deliver surround sound audio. A prototype version of our software technology has been demonstrated to select customers (pursuant to confidentiality agreements) at recent Consumer Electronics Shows in Las Vegas, Nevada. Our goal is to commercialize a software based-solution, which other brands can integrate into their devices, that will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making it easy to integrate into today’s high volume, low cost systems on a chip (“SOC”) and modules, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

WiSA Association

Our wholly-owned subsidiary, WiSA, LLC, operates the WiSA Association, which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, all of which agree that a standardized method of interoperability between wireless audio components should exist, and most of which believe that products should be brought to market with this goal in mind. The WiSA Association creates, maintains and manages specifications for wireless interoperability that are available to all association members. For products with a WiSA Association certification, the WiSA Association also creates, maintains and manages testing criteria and specifications for all products to be listed, marketed and sold. WiSA-certification is an industrywide “stamp of approval” certifying that a product is interoperable with other products in the WiSA ecosystem and has passed several high-performance tests ensuring interoperability and wireless performance standards are met. As the sole owner of WiSA, LLC, we certify all WiSA Association products.

In 2018, the Company introduced the WiSA ReadyTM certification. The WiSA ReadyTM certification identifies entertainment sources – such as TVs, gaming systems or computers – that are equipped to deliver up to eight (8) channels of HD audio to WiSA-certified speakers when connected with a WiSA Universal Serial Bus (“USB”) transmitter. This program simplifies consumer set-up and reduces costs by replacing AV receivers or wireless hubs with a low-cost USB accessory. We believe that using WiSA ReadyTM products allows consumers to more simply and conveniently enjoy wireless multi-channel sound, eliminating the clutter, wires and complicated installs generally required to create immersive audio experiences. LG Electronics introduced two premium model lines, OLED and Nanocell TVs, as WiSA ReadyTM TVs in 2019 and has continued the feature in their 2020 TVs. The Company expects two to three other TV projects to go into production in 2020 and anticipates three to four additional TV brands to be marketing WiSA projects in 2021.

Currently, WiSA-certified products are required to use Summit modules in order to meet the standards set by the WiSA Association. As a result, WiSA Association members purchase modules from us in order to build their products to meet such standards.

Among WiSA-certified products, consumers will be able to outfit their home entertainment system with WiSA-certified speakers and components from any participating vendor with the assurance that the devices will interoperate and provide high quality wireless HD surround sound.

The WiSA Association manages logo usage and trademark guidelines, investigates alternative markets, connects brands to manufacturing resources, and, we believe, provides industry leadership in solving the challenges facing the home theater and commercial markets in the integration of wireless audio technology.

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WiSA Association web traffic has experienced recent dramatic growth in unique user visits to its site. Traffic increased by 1,199 visits in the first quarter of 2019, 2,259 visits during the second quarter of 2019, 3,434 visits during the third quarter of 2019, 19,217 visits during the fourth quarter of 2019 and 32,383 visits during the first quarter of 2020 (from January 1, 2020 to March 18, 2020). The WiSA Association utilizes Google analytics to identify and measure unique user web traffic.

Modules

Summit has designed wireless modules that provide high performance wireless audio for our customers to integrate into their products, such as a speaker, TV, media hubs and USB or HDMI dongles. These modules include our custom semiconductors with our intellectual property (“IP”) built in as well as a Wi-Fi radio for communications. By designing and selling these modules, we can reduce our customers’ design expense, accelerate their time-to-market cycle, and reduce the cost of each module. Summit offers both a “TX” module to transmit the audio from a host device like a media hub, TV or dongle to WiSA-enabled speakers and an “RX” model for speakers that receive the wireless audio signal and processes it for audio play out.

Modules for Consumer Products

Summit’s TX modules are targeted for integration into TVs, AV receivers, media hubs and USB or HDMI dongles. Summit’s transmitter, with its integrated antenna, is designed to support rooms as large as 10-meters by 10-meters with uncompressed, 24-bit audio up to 96 kHz sample rate. The module supports a simple interface, with Inter-IC Sound (“I2S”) or USB audio and control. In addition, Summit’s technology has been approved by Digital Content Protection, LLC, the licensing agency for High-bandwidth Digital Content Protection, as an audio only output technology for retransmission of audio content.

Summit’s receiver interfaces to a digital amplifier and is designed to be integrated directly into a home theater speaker. The four printed circuit board antennas simplify system integration while providing robust reception of 24-bit audio up to 96 kHz sample rates virtually anywhere within a 10-meter by 10-meter space. It supports one or two separate audio outputs via I2S. An optional interface on the receiver module can be enabled to configure the speaker type and provide volume/mute control at the speaker. Alternatively, the speaker type can be assigned at the factory for preconfigured Home Theater in a Box applications.

The Summit Opportunity

We believe that the following attributes: cost, mobility, video support, ease of installation and quality create a market opportunity for Summit’s technologies to be adopted by the consumer electronics industry as described further below.

Cost

We believe that the simplicity and cost structure of our current WiSA USB transmitter and upcoming embedded software solution will make our prices competitive for a wider range of applications, allowing consumer electronics companies to integrate our technology, while also delivering high quality audio.

Mobility

Mobile devices are popular for streaming video, gaming and using virtual reality applications. We believe that this is driving a need for an embedded high-fidelity wireless solution in the mobile device that can transmit audio to headsets or speakers within a room. Summit’s technology enables high quality wireless audio transmission from mobile devices.

Video Support

Wireless audio capable of supporting video has become a priority for consumers across a variety of high-volume multimedia platforms, including TV’s, smartphones, game consoles and set-top boxes. Video applications require audio and video to be perfectly synchronized in order to avoid lip-sync and speaker audio phase distortion issues. Summit’s technology prioritizes low latency and synchronization to less than one microsecond, thus practically eliminating phase distortion between speakers.

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Ease of Installation

We believe that the home theater market has moved toward simplicity in recent years. The costly and inconvenient home theaters of the past have left consumers with a desire for audio systems that provide a simplified installation process. We believe that new audio systems, including the predominant sound bar system, are unable to provide high levels of performance, especially in the surround-sound market. Summit’s technology greatly simplifies the installation process of true surround-sound systems. This allows consumers to install a home theater system with the same amount of effort as a sound bar, but enjoy a far superior experience. We believe that an overwhelming majority of the content entering consumers’ homes through digital TV and streaming services is provided in a multi-channel format, which is why Summit’s goal is to facilitate enjoyment of true surround sound for both the everyday consumer and audio enthusiast.

In addition to easy installation, Summit modules provide consumers with a multitude of options, allowing customization of a home theater specific to each consumer, without being forced to stick with one brand of speaker. For example, our hope is that a consumer might start with a Summit enabled sound bar for their TV and then add a Summit enabled subwoofer. That same system can be easily upgraded to a variety of surround sound systems by simply adding more speakers. Our technology will allow consumers to upgrade an audio system or just one component of the system without the need to replace the entire system. Consumers can keep the original transmitter, sound bar, and subwoofer and integrate them seamlessly into a new system. Being able to outfit a home entertainment system with Summit-enabled speakers and components gives consumers the ability to express their individual preference and needs and provides the assurance that the devices will interoperate, delivering what we believe is the highest standard in HD wireless surround sound.

Dissatisfaction with Bluetooth Performance and Quality

We believe that consumers want better performance and quality from their Bluetooth audio devices. For example, they may want headsets that stay connected over longer distances or products that offer better audio fidelity. By offering a solution that addresses these needs at a comparable price point to Bluetooth, we believe that we can build consumer demand for our technology.

Profitability of Audio Component Accessories

High-definition televisions (“HDTVs”) are getting thinner and it is becoming increasingly difficult to incorporate the latest electronic advances into such thin displays. Over two hundred million smart TVs are currently sold annually. We expect that eventually most of the electronics will be external to the display. We believe that the first physical feature to be removed from HDTVs will be the audio component, since there is very little room for quality speakers in today’s thin displays. We believe that HDTV manufacturers know that they need to provide an audio alternative. Additionally, since cost is a significant consideration, we believe that some manufacturers may offer external sound bars which will satisfy some consumers, but perhaps not the consumers who desire a high-quality audio alternative. Over thirty-five million sound bars are forecasted to be sold in 2020 by Statista. We believe that these developments are creating an inflection point in the market, and manufacturers are looking to Summit’s technology to create a standard for wireless audio interoperability that will support a long-term product strategy for the successful development of high quality, wireless audio products. By designing speaker systems that incorporate Summit’s technology, consumer electronics companies will be able to sell easy-to-install surround sound audio solutions alongside TVs.

Enjoyment of improved audio on existing content

We believe that the growth in the number of video devices streaming multi-channel audio content, coupled with new 3D immersive sound experiences from Dolby’s ATMOS and DTS’ DTSx formats, will help propel the demand for wireless speakers well into the future.

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Enjoyment of wireless audio without interference from other wireless signals

Having other devices nearby that also use the 5 GHz band should not affect the performance of a Summit-enabled audio system, as Summit’s technology can seamlessly switch to another frequency within the 5 GHz band. The 5 GHz U-NII spectrum utilized by Summit technology has up to 24 channels available that are constantly monitored for interference using the Dynamic Frequency Selection sub-band between 5.2 and 5.8 GHz. When interference is detected, the next channel, having been monitored for over one minute and confirmed for accessibility, is ready to be accessed and Summit-enabled devices switch seamlessly to that channel, without the user ever noticing or the audio experience being affected.

What Distinguishes Summit from its Competitors

Both the proprietary technology and the adoption of the technology by leaders in consumer electronics are differentiating factors for Summit. Our management believes that Summit is one of the only companies with the technical capabilities of transmitting high resolution, low latency, and speaker synchronization of wireless audio capable of supporting up to 8 channels. Premium consumer brands, like Bang & Olufsen, Harman International, a division of Samsung and LG Electronics, have begun to adopt our technology as a valued feature in performance products.

Category Defining Wireless Audio

Our wireless audio technology delivers 8 channels of uncompressed audio directly to the speakers in 24-bit and up to 96 kHz sample rates. This means that a consumer can experience audio exactly as it was mastered in the studio. Summit’s technology supports surround sound systems up to 7.1 or 5.1.2 for Dolby ATMOS configurations.

Alternative technologies such as, standard Bluetooth and WiFi protocols were not designed to transmit real-time audio synchronized to video. Standard Bluetooth and WiFi technologies work best for audio only applications when video is not a part of the listening experience. In audio-only applications, latency is less critical and can be buffered in memory to insure proper speaker synchronization even when audio data retransmissions are needed in today’s congested wireless environments. In video applications, retransmissions add to latency. Standard Bluetooth and WiFi protocols have long variable latency that can exceed 50ms, resulting in lip-sync issues and variable speaker synchronization, making quality multichannel audio experience unachievable. A few custom software and or silicon-based solutions exist today that improve performance, but compared to Summit, such products have longer latencies, lower performing speaker synchronization, and are limited to 2-4 audio channels and often limited to 16-bit CD quality audio.

Summit’s technology roadmap includes proprietary software, currently in development, that will support Wi-Fi protocol. This proprietary software has been designed to scale in the number of wireless audio channels and sample rates supported as Wi-Fi performance or network utilization changes.

Summit Customers

Summit currently sells wireless modules containing custom semiconductor chips to a growing list of consumer electronics customers, including major brands such as Axiim, Bang & Olufsen, Enclave Audio, Klipsch, LG, Harman International, a division of Samsung, Sharp, Savant and System Audio. We believe that the use of our products by well-known consumer electronics brands will provide an opportunity to create wireless audio products that are simple to install and perform at high levels. Brands such as Bang & Olufsen and Klipsch have chosen Summit technology to drive their wireless home audio/theater product assortments. We believe that their leadership has brought credibility to the technology and paved the way at retail for other brands to follow.

Our Strategy

Our goal is to establish and maintain a leadership position as the ubiquitous standard for hi-fidelity wireless, multi-channel audio. To obtain and enhance our position as the leading standard in the audio space, we intend to:

•	improve recognition of our Summit brand and the WiSA Association standard brand;

•	provide excellent products and services to our customers and members;

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•	make sure our technology is accessible to many consumers by having our technology in consumer electronics devices that sell at a variety of price points;

•	expand market awareness of wireless multi-channel hi-fidelity audio experience availability;

•	reduce hardware costs;

•	enhance and protect our IP portfolio;

•	invest in highly qualified personnel; and

•	build innovative products alongside the world’s leading consumer electronics companies.

We currently sell our modules in relatively small quantities. As new customers introduce Summit-enabled products and current customers introduce second and third generation Summit-enabled products, we expect that orders for our modules will increase proportionally. With larger orders, we believe that we can take advantage of economies of scale and improve our gross margins on our modules.

Interoperability

Interoperability is a key aspect of wireless technology. We believe that this is especially true with audio technology, where unique designs, price points, audio quality and capabilities as well as consumer brand loyalties are significant factors for the end consumer. Creating home theater and audio components that all work with an interoperable standard creates a high level of confidence in retailers and consumers in the functionality of the entire entertainment system. Interoperability also increases the opportunity for specialized brands to create new and innovative products, knowing they can focus on their specific part of the market and rely on others to create the necessary cohort components.

Corporate Information

We were formed as Summit Semiconductor, LLC, a Delaware limited liability company, on July 23, 2010. We converted to a Delaware corporation, effective December 31, 2017, at which time we changed our name to Summit Semiconductor, Inc. Effective as of September 11, 2018, we changed our name to Summit Wireless Technologies, Inc. We run our operations through Summit Wireless Technologies, Inc., as well as through our wholly-owned subsidiaries, Summit Wireless Japan K.K., a Japanese corporation, and WiSA, LLC, a Delaware limited liability company.

Where You Can Find Us

Our principal executive offices are located at 6840 Via Del Oro, Ste. 280, San Jose, CA 95119 and our telephone number is (408) 627-4716. Our website address is www.summitwireless.com. The website for the WiSA Association is http://www.wisaassociation.org. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus supplement and accompanying base prospectus and is intended for informational purposes only.

Summit Wireless Technologies, Summit Semiconductor, Summit WirelessTM, the Summit Wireless Technologies, Inc. logo, the WiSA logo and other trade names, trademarks or service marks of Summit Wireless Technologies, Inc. appearing in this prospectus supplement and accompanying base prospectus are the property of Summit Wireless Technologies, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus supplement and accompanying base prospectus are the property of their respective holders.

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Risks Affecting Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus supplement summary. These risks include, among others, the following:

●	Our success depends on maintaining and increasing our sales, which depends on factors we cannot control, including the viability and reputation of our customers and their products.

●	If we are unable to sell our modules into new markets or to new consumer electronics companies, our revenue may not grow.

●	If our business does not grow as we expect, or if we fail to manage our growth effectively, our operating results and business prospects would suffer.

●	Our business is dependent upon our ability to deploy and deliver our solutions, and the failure to meet our customers’ expectations could harm our reputation, which may have a material adverse effect on our business, operating results and financial condition.

●	We have not been profitable historically and may not achieve or maintain profitability in the future.

●	We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

●	We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and could have a material adverse impact on us, and the recent coronavirus outbreak could materially and adversely affect our business.

●	We have been notified by Nasdaq of our failure to comply with certain continued listing requirements and if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Recent Developments

Closing of Public Offering

On April 23, 2020, we closed an underwritten public offering (the “April 2020 Offering”) for gross proceeds of approximately $6.5 million, before deducting underwriting discounts and commissions and estimated offering expenses of (i) 1,525,000 shares of Common Stock and accompanying common stock purchase warrants (the “April 2020 Warrants”) to purchase up to an aggregate of 1,525,000 shares of Common Stock at a combined public price of $3.25 per share of Common Stock and accompanying April 2020 Warrant, (ii) pre-funded common stock purchase warrants to purchase up to an aggregate of 475,000 shares of Common Stock (the “April 2020 Pre-Funded Warrants”), and accompanying April 2020 Warrants at a combined public offering price of $3.24 per April 2020 Pre-Funded Warrant and accompanying April 2020 Warrant and (iii) warrants to purchase up to an aggregate of 100,000 shares of Common Stock, which Underwriters’ Warrants are issuable to Maxim Group LLC, as the representative of the underwriters named therein (the “Representative”), pursuant to that certain underwriting agreement, dated as of April 21, 2020, between us and the Representative (the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, we granted an option to the Representative to purchase up to an aggregate of 300,000 additional shares of Common Stock and/or warrants to purchase up to an additional 300,000 shares of Common Stock within 45 days after the date of the prospectus forming a part of the registration statement for the April 2020 Offering to cover over-allotments. On April 21, 2020, the Representative partially exercised such over-allotment option and purchased warrants exercisable for up to an aggregate of 229,100 additional shares of Common Stock, which resulted in additional gross proceeds to us of $2,291, excluding underwriting discounts and commissions.

Note Agreement

On May 3, 2020, we were granted a loan (the “May 2020 Loan”) from Wells Fargo Bank, National Association in the aggregate amount of approximately $847,000, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act, which was enacted on March 27, 2020. The May 2020 Loan was funded on May 7, 2020.

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The May 2020 Loan, which is in the form of a PPP promissory note and agreement, dated May 3, 2020 (the “Note Agreement”), matures on May 3, 2022 and bears interest at a rate of 1.00% per annum, payable monthly commencing on November 1, 2020. The May 2020 Loan may be prepaid by us at any time prior to maturity with no prepayment penalties. We intend to use the May 2020 Loan amount for payroll costs, costs used to continue group health care benefits, rent, and utilities. Under the terms of the Note Agreement, certain amounts of the May 2020 Loan may be forgiven if they are used for qualifying expenses, as described in the Note Agreement.

Nasdaq Notifications

On October 16, 2019, we received a written notification (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the closing bid price of our Common Stock was below $1.00 per share for the previous thirty (30) consecutive business days (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were granted a 180-calendar day compliance period, or until April 13, 2020, to regain compliance with the Minimum Bid Price Requirement. As disclosed in our Current Report on Form 8-K filed with the SEC on April 8, 2020 and as a means of resolving our non-compliance with the Minimum Bid Price Requirement, we implemented a one-for-twenty reverse stock split of our outstanding Common Stock, which became effective for trading on April 9, 2020. In order to have regained compliance, the closing bid price of our shares of Common Stock would have had to meet or exceed $1.00 per share for at least ten (10) consecutive business days during the 180-calendar day grace period. During such compliance period, our shares of Common Stock continued to be listed and traded on the Nasdaq Capital Market, however, the closing bid price of our Common Stock did not satisfy this requirement.

As a result, on April 20, 2020, we received another notice from Nasdaq (the “Letter”) stating that we had not regained compliance with the Minimum Bid Price Requirement and were not eligible for a second 180-calendar day grace period, as we were not in compliance with Nasdaq Listing Rule 5550(b), which requires a minimum of $5,000,000 in stockholders’ equity for initial listing, among other listing criteria. Pursuant to the Letter, unless we requested a hearing to appeal this determination with a Nasdaq Hearing Panel by April 27, 2020, our Common Stock would be delisted from The Nasdaq Capital Market, trading of our Common Stock will be suspended at the opening of business on April 29, 2020, and a Form 25-NSE would be filed with the SEC, which would remove our Common Stock from listing and registration on The Nasdaq Capital Market. While an appeal process is pending, the suspension of trading of our Common Stock would be stayed, and our Common Stock would continue to trade on The Nasdaq Capital Market until the hearing process concluded and the Nasdaq Hearing Panel issued a written decision.

However, on April 23, 2020, we received a notice from Nasdaq that the Nasdaq staff had determined that for the last ten (10) consecutive business days, from April 9, 2020 through April 23, 2020, the closing bid price of the Common Stock had been $1.00 per share or greater. Accordingly, we regained compliance with the Minimum Bid Price Requirement and this matter has closed.

On November 18, 2019, we were officially notified by Nasdaq that we did not comply with Listing Rule 5550(b) (the “Rule”), which requires a minimum of $2,500,000 stockholders’ equity (the “Stockholders’ Equity Requirement”), among other listing criteria. We were required to submit to Nasdaq a plan to regain compliance with the Stockholders’ Equity Requirement for consideration by the Nasdaq Listing Qualifications staff (“Nasdaq Staff”) by no later than January 2, 2020. On January 2, 2020, we submitted a plan to regain compliance (the “Compliance Plan”) to the Nasdaq Staff. On March 23, 2020, the Nasdaq Staff accepted the Compliance Plan and granted us an extension period pursuant to which we must regain compliance with the Rule. Among other things, the terms of such extension include that we must complete an equity raise on or before May 18, 2020, and must publicly disclose on a Current Report on Form 8-K our prior non-compliance with the Rule and such completed transaction that enabled us to regain compliance with the Rule. As of May 11, 2020, we believe that we have regained compliance with the Stockholders’ Equity Requirement as a result of the closing of the April 2020 Offering, which we have disclosed on a Current Report on Form 8-K filed with the SEC on May 11, 2020. Notwithstanding the terms of such extension period, if we fail to evidence compliance with the Rule upon the filing of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, the Nasdaq Staff will provide written notification that our Common Stock will be delisted from Nasdaq, however we may appeal such delisting determination to the Nasdaq Hearing Panel.

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On March 24, 2020, we were officially notified by Nasdaq that we did not comply with Listing Rule 5605 (the “Audit Committee Rule”), which requires that the audit committee of our Board include at least three independent directors. In accordance with Nasdaq’s Listing Rules, we have been granted a cure period in order to regain compliance with the Audit Committee Rule, which period ends on (i) the earlier of (x) our next annual stockholders’ meeting or (y) February 10, 2021 or (ii) if such annual stockholders’ meeting is held before August 10, 2020, then we must evidence compliance with the Audit Committee Rule no later than that date. If we fail to evidence compliance with the Audit Committee Rule upon such period’s end, the Nasdaq Staff will provide written notification that our Common Stock will be delisted from Nasdaq, however we may appeal such delisting determination to the Nasdaq Hearing Panel.

There can be no assurance that we will evidence compliance with the Stockholders’ Equity Requirement due to the proceeds received from the April 2020 Offering or otherwise, and that if we appeal any delisting determination as a result of such non-compliance and request a hearing with the Nasdaq Hearing Panel, that the Nasdaq Hearing Panel will grant our request for a suspension of delisting or continued listing on The Nasdaq Capital Market. Additionally, even if we are able to satisfy the Stockholders’ Equity Requirement as a result of the April 2020 Offering, there can be no assurance that we will be able to comply with Nasdaq’s other listing standards, including the Audit Committee Rule, with which we are currently not in compliance. If we do not regain compliance within the allotted compliance and cure period(s) described above, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our shares of Common Stock will be subject to delisting. If we fail to achieve compliance with all applicable Nasdaq listing requirements, we may be delisted from Nasdaq.

Funding Agreement

As previously disclosed in our Annual Report on Form 10-K filed with the SEC on March 25, 2020, on January 23, 2020, we entered into a funding agreement, as amended (the “Funding Agreement”), which provided for the issuance to an unaffiliated accredited investor of a convertible promissory note in the principal amount of $111,100, reflecting a 10% original issue discount, 500 shares of our Common Stock and a five-year warrant exercisable for 7,936 shares of our Common Stock at an exercise price of $9.80 per share in consideration for $100,000, which was funded on January 24, 2020. Additionally, pursuant to the Funding Agreement, such investor was granted a most favored nation right. As of the date of this prospectus supplement, the outstanding debt owed to such investor pursuant to the Funding Agreement has been fully repaid.

February 2020 Private Placement

On February 28, 2020, we completed a private placement (the “February 2020 Private Placement”) of $835,000 of units (the “Units”), each consisting of (i) one (1) share of Common Stock and (ii) a warrant to purchase 0.50 of a share of Common Stock (the “February 2020 Warrants”), at a price per Unit of $9.17. The Units were issued pursuant to a Unit Purchase Agreement, dated February 4, 2020, and a subscription agreement, dated February 28, 2020 by and among us and the purchasers signatory thereto. The February 2020 Private Placement, which was priced above market, resulted in gross proceeds of $835,000 before fees and other expenses associated with the transaction. The proceeds of such offering are being used primarily toward increasing stockholders’ equity in order to comply with Nasdaq Listing Rule 5550(b) and for general corporate purposes.

The February 2020 Warrants are exercisable to purchase up to an aggregate of 45,526 shares of Common Stock commencing on the date of issuance at an exercise price of $9.80 per share, subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The February 2020 Warrants are exercisable immediately and will expire on the close of business on February 28, 2025. The exercise of the February 2020 Warrants are subject to beneficial ownership limitations such that each holder of such February 2020 Warrant may exercise it to the extent that such exercise would result in such holder being the beneficial owner in excess of 4.99% (or, upon election of such holder, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to us, provided that any increase in such limitation will not be effective until 61 days following notice to us.

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March 2020 Senior Secured Convertible Promissory Note

On March 30, 2020, we completed a private placement (the “March 2020 Private Placement”) of a senior secured convertible instrument (the “March 2020 Note”) and a warrant (the “March 2020 Warrant”) to purchase 227,679 shares of Common Stock at an exercise price of $6.40 per share, pursuant to which Maxim Group LLC, the representative of the underwriters in this offering (“Maxim”), acted as placement agent. The March 2020 Note and March 2020 Warrant were issued pursuant to a securities purchase agreement, entered into as of March 22, 2020 (the “March 2020 Purchase Agreement”) by and between us and an institutional investor (the “Investor”). The March 2020 Private Placement resulted in gross proceeds of $1,700,000, before fees and other expenses associated with the transaction, including but not limited to, an $85,000 commitment fee payable to the Investor. The net proceeds to be received by us in connection with the March 2020 Private Placement will be used primarily for working capital, debt repayment and general corporate purposes. Additionally, we agreed to issue to Maxim a warrant to purchase up to an aggregate of 20,400 shares of Common Stock, subject to adjustment, as partial consideration for serving as placement agent in connection with the March 2020 Private Placement. As of the date of this prospectus supplement, the outstanding debt owed to the Investor pursuant to the March 2020 Note has been fully repaid.

Reverse Stock Split

On March 31, 2020, we held a special meeting of its stockholders, at which its stockholders approved an amendment to our certificate of incorporation, as amended, to effect a reverse stock split of all of the outstanding shares of Common Stock at a specific ratio within a range from one-for-four to one-for-twenty, and to grant authorization to the Board to determine, in its sole discretion, the specific ratio and timing of the reverse stock split. In order to maintain compliance with Nasdaq listing requirements discussed above, our Board utilized this authority and authorized a reverse stock split ratio of one-for-twenty, effective for trading on April 9, 2020.

Alexander Settlement Agreement and Letters from Alexander Capital, L.P.

On April 3, 2020, we received a letter (the “April 3rd Alexander Counsel Letter”) from counsel for Alexander, alleging that we were in apparent breach of a certain engagement agreement, dated February 6, 2020, that we entered into with Alexander (the “Engagement Agreement”), which appointed Alexander as our exclusive placement agent and financial advisor, due to our consummation of the March 2020 Private Placement, in which Maxim acted as placement agent. Such letter also claimed that due to such alleged breach, and in accordance with the terms of the Engagement Agreement, we owed Alexander an aggregate of $170,000 and warrants to purchase up to 22,768 shares of Common Stock in connection with the March 2020 Private Placement.

On May 14, 2020, we entered into the Alexander Settlement Agreement, pursuant to which, in consideration for Alexander releasing us from (a) all claims against us arising out of the Engagement Agreement, other than indemnification for certain third-party claims, and (b) any further obligations to provide Alexander with a preferential right to participate as an underwriter or placement agent in future offerings, we agreed to (i) pay Alexander a one-time cash payment of $125,000 and (ii) issue to Alexander the Alexander Settlement Shares to be registered pursuant to this prospectus supplement. We also released Alexander from the same type of claims against Alexander, other than indemnification for certain third-party claims. In connection with the Alexander Settlement Agreement, on May 14, 2020, we also entered into a leak-out agreement with Alexander (the “Leak-Out Agreement”), pursuant to which Alexander is not permitted to sell more than 5,000 shares of Common Stock in any trading day, commencing on May 14, 2020 (the date of the Leak-Out Agreement) and ending on the date on which Alexander no longer holds any Alexander Settlement Shares. The foregoing descriptions of the Alexander Settlement Agreement and the Leak-Out Agreement do not purport to be complete and such agreements are more fully described in our Current Report on Form 8-K filed with the SEC on May 18, 2020.

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The Offering

Shares of Common Stock offered by us	60,250 shares of Common Stock at an offering price of $2.32 per Share, which is the last reported sale price of our Common Stock on Nasdaq on May 14, 2020.

Total shares of Common Stock to be outstanding after this offering	3,398,853 shares of Common Stock.

Use of proceeds	No cash proceeds will be received by the Company from the issuance of the Shares, which are being issued (i) to Alexander as partial payment of the amounts payable by us to Alexander pursuant to the terms of the Alexander Settlement Agreement and (ii) to Carlson in lieu of cash payments owed to Vendor relating to outstanding accounts payable to Vendor pursuant to the Vendor Settlement Letters. See “Use of Proceeds” on page S-29 of this prospectus supplement for additional information.

Risk factors	See “Risk Factors” beginning on page S-12 and the other information included in this prospectus supplement and the accompanying prospectus on page 8, as well as the information incorporated by reference herein and therein, for a discussion of factors that you should carefully consider before deciding to accept any Shares.

Nasdaq symbol	“WISA”.

Unless otherwise indicated, all information in this prospectus supplement refers to or assumes the effectiveness of our one-for-twenty reverse stock split effective on April 9, 2020.

Shares of our Common Stock that will be outstanding after this offering is based on 3,338,603 shares of Common Stock outstanding as of May 14, 2020, but excludes (a) shares of Common Stock to be issued upon exercise of warrants and pre-funded warrants to purchase an aggregate of up to 3,032,199 shares of Common Stock as of May 14, 2020, (b) 705 shares of restricted stock to be released to a terminated employee in two equal tranches over the next 9 months pursuant to the terms of such employee’s restricted stock agreement, (c) 20,000 unvested deferred shares (the “Deferred Shares”) under our 2018 Long-Term Stock Incentive Plan (the “LTIP”), issued to Michael Howse, a member of our Board, pursuant to a Deferred Shares Agreement, entered into as of January 4, 2019 (the “Deferred Shares Agreement”), and (d) 12,500 shares of Common Stock issuable upon conversion of 250,000 shares of our Series A 8% Senior Convertible Preferred Stock (the “Series A Preferred Stock”) issued to Lisa Walsh on April 18, 2019.

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RISK FACTORS

Holding shares of Common Stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying base prospectus and in the documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus before you decide to accept any Shares. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the accompanying base prospectus, or in the documents incorporated by reference herein and therein. Any of the risks and uncertainties set forth in this prospectus supplement and the accompanying base prospectus, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement or the accompanying base prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our Common Stock.

Risks Related to Our Business and Industry

We have incurred losses since inception.

We have had net losses for several years, since inception, and had an accumulated deficit of approximately $187.7 million as of December 31, 2019, which includes our net losses of approximately $12,038,000 for the year ended December 31, 2019, as compared to approximately $67,357,000 for the year ended December 31, 2018. If we are unsuccessful in implementing any initiatives to improve our revenues in order to achieve profitability, it will have a material adverse impact on our business, prospects, operating results and financial condition. There can be no assurance that the revenue that we generate will be able to support our operations or meet our working capital needs.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included in its report for the year ended December 31, 2019 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. We have incurred net losses each year since inception, including approximately an additional $12,038,000 of net loss during the year ended December 31, 2019. Our ability to continue as a going concern is contingent upon, other factors, our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of our products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of our products. These factors raise substantial doubt about our ability to continue as a going concern. There is no assurance that additional financing will be available at terms acceptable to us or at all. If we cannot continue as a viable entity, this could materially adversely affect the value of the Shares.

Loss of key customers.

A small number of our customers represent a significant percentage of our revenue. Although we may have agreements with these customers, these agreements typically do not require any minimum purchases and do not prohibit customers from using competing technologies or customers from purchasing products and services from competitors. Because many of our markets are rapidly evolving, customer demand for our technologies and products can shift quickly. As of December 31, 2019, three customers accounted for 37%, 28% and 20% of accounts receivable. Sales to Guo Guang Electric Co., a Chinese original device manufacturer that builds product for large consumer electronic companies, represented 57% of our revenue for the year ended December 31, 2019 and Bang & Olufsen, a Danish consumer electronic company, represented 24% of our revenue for the year ended December 31, 2019.

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Reliance on module manufacturers.

Our revenue from the sale of modules to consumer electronics and speaker companies depends in large part upon the availability of our modules that implement our technologies. Our manufacturers incorporate our technologies into these modules, which are then incorporated in consumer entertainment products. We do not manufacture these modules, but rather depend on manufacturers to produce the modules which we then sell to our customers. We do not control the manufacturers. While we have a longstanding relationship with our manufacturers, there can be no assurance that our manufacturers will continue to timely produce our modules. Change in management of our manufacturers or a change in their operations could negatively affect our production and cause us to seek other manufacturers which we may not be able to obtain on the same or similar terms as our current manufacturers. This could have a negative effect on our operations.

We currently rely on semiconductor manufacturers to manufacture our semiconductors, and our failure to manage our relationship with our semiconductor manufacturers successfully could negatively impact our business.

We rely on a single contractor in Japan for the production of our transmit semiconductor chip and a single contractor in China for the production of our receive semiconductor chip. Our reliance on these semiconductor manufacturers reduces our control over the manufacturing process, exposing us to risks, including increase production costs and reduced product supply. If we fail to manage our relationships with these manufacturers effectively, or if a contract manufacturer experiences delays, disruptions, or decides to end-of-life the components that it manufactures for us, our ability to ship products to our end-user customers could be impaired and our competitive position and reputation could be harmed. In addition, any adverse change in our manufacturers’ financial or business condition could disrupt our ability to supply quality products to our end-user customers. If we are required to change manufacturers, we may lose revenue, incur increased costs and damage our customer relationships. In addition, qualifying a new semiconductor manufacturer and commencing production can be an expensive and lengthy process. As a result of any of these aforementioned disruptions, we would experience a delay in our order fulfillment, and our business, operating results and financial condition would be adversely affected.

We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and could have a material adverse impact on us, and the recent coronavirus outbreak could materially and adversely affect our business.

An outbreak of a new respiratory illness caused by coronavirus disease 2019 (“COVID-19”) has resulted in millions of infections and hundreds of thousands of deaths worldwide, as of the date of filing of this prospectus supplement, and continues to spread across the globe, including to the United States and Europe, the major markets in which we operate. The outbreak of COVID-19 or by other epidemics could materially and adversely affect our business, financial condition and results of operations. If the coronavirus worsens in China, the United States and Europe, or in other regions in which we have material operations or sales, our business activities originating from affected areas, including sales, manufacturing and supply chain related activities, could be adversely affected. Disruptive activities could include the temporary closure of manufacturing facilities used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from China, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the virus and the actions to contain it or treat its impact, among others. COVID-19 could also result in social, economic and labor instability in the countries in which we or our customers and suppliers operate.

If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations. The extent to which COVID-19 affects our results will depend on future developments that are highly uncertain and cannot be predicted, including actions to contain COVID-19 or treat its effect, among others.

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Declines in or problems with the WiSA Association membership could negatively affect our reputation.

We rely significantly on the members of our wholly-owned subsidiary, WiSA, LLC, to uphold the standards and criteria of interoperable audio products. If we lose members or new technology is developed that is easier to incorporate than ours, the WiSA Association may fail to maintain its active status and the sales of our modules could diminish as well. In addition, failure of our members to adhere to our policies designed to provide interoperability between audio systems could undermine the integrity of our brand.

Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

●	rapid technological change;

●	new and improved technology and frequent product introductions;

●	changing consumer demands;

●	evolving industry standards; and

●	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly-skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

Economic uncertainties or downturns, or political changes, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Current or future economic uncertainties or downturns could adversely affect our business and operating results. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political deadlock, natural catastrophes, warfare and terrorist attacks on the United States, Europe, the Asia Pacific region or elsewhere, could cause a decrease in funds available to our customers and potential customers and negatively affect the rate of growth of our business.

General worldwide economic uncertainty and political changes in the United States and elsewhere could impact our business. Such conditions may make it extremely difficult for our customers and us to forecast and plan future budgetary decisions or business activities accurately, and they could cause our customers to reevaluate their decisions to purchase our solutions, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times or as a result of political changes, our customers may tighten their budgets and face constraints in gaining timely access to sufficient funding or other credit, which could result in an impairment of their ability to make timely payments to us. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry, or the impact of political changes. If the economic conditions of the general economy or industries in which we operate worsen from present levels, or if recent political changes result in less funding being available to purchase our solutions, our business, operating results, financial condition and cash flows could be adversely affected.

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A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as speaker systems, TVs, game consoles and PCs, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect our industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Consumer spending weakness could impact our revenue.

Weakness in general economic conditions may suppress consumer demand in our markets. Many of the products in which our technologies are incorporated are discretionary goods, such as home-theater systems. Weakness in general economic conditions may also lead to customers becoming delinquent on their obligations to us or being unable to pay, resulting in a higher level of write-offs. Economic conditions may impact the amount businesses spend on their speaker systems. Weakness in economic conditions could lessen demand for our products and negatively affect our revenue.

We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

The digital audio, consumer electronics and entertainment markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our modules.

To increase total customers and customer recognition of the WiSA Association products and to achieve broader market acceptance of our technology, we will need to expand our sales and marketing organization and increase our business development resources, including the vertical and geographic distribution of our sales force and our teams of account executives focused on new accounts and responsible for renewal and growth of existing accounts.

Our business requires that our sales personnel have particular expertise and experience in interoperability of audio systems, and the latest wireless audio technology. We may not achieve revenue growth from expanding our sales force if we are unable to hire, develop and retain talented sales personnel with appropriate experience, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if our sales and marketing programs are not effective.

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Interruptions or performance problems associated with technology and wireless technology outside of our control may adversely affect our business and results of operations.

We may in the future experience performance issues due to a variety of factors, including wireless technology disruptions, human or software errors. If a wireless connection is compromised, our products will not work as designed and our business could be negatively affected. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time or a connection problem may be out of our control and could deter customers from purchasing wireless audio components.

We expect to continue to make significant investments to maintain and improve the performance of our modules. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be adversely affected.

Real or perceived errors, failures or bugs in our modules could adversely affect our operating results and growth prospects.

Because our modules are complex, undetected errors, failures or bugs may occur. Our module is installed and used in numerous audio systems of different brands with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures of our technology. Despite our testing, errors, failures or bugs may not be found in our modules until it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our modules, which could result in customer dissatisfaction and adversely impact the perceived quality or utility of our products as well as our brand.

Any of these real or perceived errors, compatibility issues, failures or bugs in our modules could result in negative publicity, reputational harm, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to correct the problem. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions or delays in the use of our solutions, which could cause us to lose existing or potential customers and could adversely affect our operating results and growth prospects.

We rely on the cooperation of our customers to install our modules in their audio products.

Our modules are sold to our customers who are consumer electronics companies. Our customers install the modules into their products. Our customers’ audio products are sold to the general public who must then install the audio system into their homes or businesses. We do not oversee installation of our products and therefore have no control over the end result. If a module is not installed correctly in a customer product or an end consumer does not install their audio system correctly, our technology may not work properly, which could result in customer dissatisfaction or have a material adverse impact on our reputation, our business and our financial results.

If we do not or cannot maintain cutting edge technology and compatibility of our modules with products that our customers use, our business could suffer.

Our customers integrate our modules into their products. The functionality and popularity of our technology depends, in part, on our ability to produce modules that integrate into our customers’ products. Our customers may change the features of their technologies and audio systems as a whole may advance technologically. Such changes could functionally limit or terminate the utility of our product, which could negatively impact our customer service and harm our business. If we fail to maintain cutting edge technology and compatibility with the products our customers produce, we may not be able to offer the functionality that our customers need, and our customers may not purchase our modules, which would negatively impact our ability to generate revenue and have a material adverse impact on our business.

S-16

Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, which makes our future results difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter as a result of various factors, many of which are outside of our control, including:

●	the expansion of our customer base;

●	the renewal of agreements with, and expansion of coverage by, existing customers;

●	the size, timing and terms of our sales to both existing and new customers;

●	the introduction of products or services that may compete with us for the limited funds available to our customers, and changes in the cost of such products or services;

●	changes in our customers’ and potential customers’ budgets;

●	our ability to control costs, including our operating expenses;

●	our ability to hire, train and maintain our direct sales force, engineers, and marketing employees;

●	the timing of satisfying revenue recognition criteria in connection with initial deployment and renewals; and

●	general economic and political conditions, both domestically and internationally.

Any one of these or other factors discussed elsewhere in this prospectus supplement and accompanying base prospectus, or the documents incorporated by reference herein and therein, may result in fluctuations in our revenues and operating results, meaning that quarter-to-quarter comparisons of our revenues, results of operations and cash flows may not necessarily be indicative of our future performance.

Because of the fluctuations described above, our ability to forecast revenues is limited and we may not be able to accurately predict our future revenues or results of operations. In addition, we base our current and future expense levels on our operating plans and sales forecasts, and our operating expenses are expected to be relatively fixed in the short term. Accordingly, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect our financial results for that quarter. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period.

Our sales are subject to fluctuation as a result of seasonality, which is outside of our control.

Our sales are subject to the seasonality of when consumers buy electronic products, generally in the third quarter leading up to the year-end holiday season. Our customers’ plans to complete and ship new products to meet this seasonal peak can critically impact our financial results should they miss the holiday season. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

Our sales are subject to fluctuation as a result of our customers’ new product introduction timelines and end-user adoption of our customers’ retail products, both of which are outside of our control.

We, in conjunction with our customers, are launching a new technology to the retail and consumer market. The consumer adoption rate at retail is a critical component of our financial success and is currently an unknown component of our financial plans. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period. As a result of these factors, our financial results for any single quarter or for periods of less than a year are not necessarily indicative of the results that may be achieved for a full fiscal year.

S-17

We conduct international operations, which exposes us to significant risks.

We have offices in California and Oregon, but we also have employees in Taiwan and representatives in China, Japan and the Republic of Korea. Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks in addition to those we already face in the United States. In addition, we invest time and resources in understanding the regulatory framework and political environments of our customers overseas in order to focus our sales efforts. Because such regulatory and political considerations are likely to vary across jurisdictions, this effort requires additional time and attention from our sales team and could lead to a sales cycle that is longer than our typical process for sales in the United States. We also may need to hire additional employees and otherwise invest in our international operations in order to reach new customers. Because of our limited experience with international operations as well as developing and managing sales in international markets, our international efforts may not be successful.

In addition, we will face risks in doing business internationally that could adversely affect our business, including:

●	the potential impact of currency exchange fluctuations;

●	the difficulty of staffing and managing international operations and the increased operations, travel, shipping and compliance costs associated with having customers in numerous international locations;

●	potentially greater difficulty collecting accounts receivable and longer payment cycles;

●	the need to offer customer support in various languages;

●	challenges in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

●	export controls and economic sanctions administered by the Department of Commerce Bureau of Industry and Security and the Treasury Department’s Office of Foreign Assets Control;

●	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and United Kingdom Bribery Act of 2010;

●	tariffs and other non-tariff barriers, such as quotas and local content rules;

●	more limited protection for our IP in some countries;

●	adverse or uncertain tax consequences as a result of international operations;

●	currency control regulations, which might restrict or prohibit our conversion of other currencies into U.S. dollars;

●	restrictions on the transfer of funds;

●	deterioration of political relations between the United States and other countries; and

●	political or social unrest or economic instability in a specific country or region in which we operate, which could have an adverse impact on our operations in that location.

Also, we expect that due to costs related to our international efforts and the increased cost of doing business internationally, we will incur higher costs to secure sales to international customers than the comparable costs for domestic customers. As a result, our financial results may fluctuate as we expand our operations and customer base worldwide.

Our failure to manage any of these risks successfully could harm our international operations and adversely affect our business, operating results and financial condition.

S-18

We are dependent on the continued services and performance of our senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our future success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our Company, the development of our products, and our strategic direction. We also depend on the contributions of key technical personnel.

We do not maintain “key person” insurance for any member of our senior management team or any of our other key employees. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

Volatility or lack of positive performance in our share price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of Common Stock or warrants to purchase Common Stock. Employees may be more likely to leave us if the shares they own or the shares underlying their vested warrants have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the warrants, or, conversely, if the exercise prices of the warrants that they hold are significantly above the market price of our Common Stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely affected.

We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

S-19

We entered into a purchase order with a company in which one of our directors is an executive officer, the fulfillment of which could cause such director to no longer be independent.

In August 2019, we issued a $360,000 purchase order to Hansong Technology, a company in which our director, Helge Kristensen, serves as a vice president. Pursuant to this purchase order, we will pay $360,000 to Hansong Technology for the purchase of certain products. To date in 2020, we have paid $28,800 of the $360,000 that we owe Hanson Technology under such purchase order. Additionally, Hansong Technology purchased $63,523 of our modules pursuant to purchase orders issued in 2019, with $22,923 received by us in 2019 and the remaining amount expected to be received in 2020. Under Nasdaq’s corporate governance rules, our Board must be composed of a majority of “independent directors.”  Additionally, subject to certain limited exceptions, our audit, compensation, and nominating and corporate governance committees also must be composed of all independent directors.  Upon our payment to Hansong Technology, it is very likely that Mr. Kristensen would no longer meet the qualifications of an “independent director,” in which case our Board would no longer be composed of a majority of “independent directors” nor would our committees be composed of all “independent directors.” In such event we would be required to take such actions, as necessary, to regain compliance with the independence requirements under the Nasdaq rules, in order to avoid being delisted.

Risks Related to Our IP

Failure to protect our IP rights could adversely affect our business.

Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop or license under patent and other IP laws of the United States, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our IP rights adequately, our competitors might gain access to our technology, and our business might be adversely affected. However, defending our IP rights might entail significant expenses. Any of our patent rights, copyrights, trademarks or other IP rights may be challenged by others, weakened or invalidated through administrative process or litigation.

As of May 14, 2020, we had 10 issued and 5 pending U.S. patents covering our technology. We have four patent applications pending for examination outside of the United States. We also license issued U.S. patents from others. The patents that we own or license from others (including those that may be issued in the future) may not provide us with any competitive advantages or may be challenged by third parties, and our patent applications may never be granted.

Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our IP, as the legal standards relating to the validity, enforceability and scope of protection of patent and other IP rights are uncertain.

Any patents that are issued may subsequently be invalidated or otherwise limited, allowing other companies to develop offerings that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. In addition, issuance of a patent does not guarantee that we have a right to practice the patented invention. Patent applications in the United States are typically not published until 18 months after filing or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. We cannot be certain that third parties do not have blocking patents that could be used to prevent us from marketing or practicing our patented software or technology.

Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our software is available. The laws of some foreign countries may not be as protective of IP rights as those in the United States (in particular, some foreign jurisdictions do not permit patent protection for software), and mechanisms for enforcement of IP rights may be inadequate. Additional uncertainty may result from changes to IP legislation enacted in the United States, including the recent America Invents Act, and other national governments and from interpretations of the IP laws of the United States and other countries by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our IP.

S-20

We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we endeavor to enter into non-disclosure agreements with our employees, licensees and others who may have access to this information, we cannot assure you that these agreements or other steps we have taken will prevent unauthorized use, disclosure or reverse engineering of our technology. Moreover, third parties may independently develop technologies or products that compete with ours, and we may be unable to prevent this competition.

We might be required to spend significant resources to monitor and protect our IP rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert counterclaims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially viable. Any litigation, whether or not resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results, financial condition and cash flows.

We may be subject to IP rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of IP rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their IP rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. We have received, and may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ IP rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of IP infringement claims.

There may be third-party IP rights, including issued or pending patents that cover significant aspects of our technologies or business methods. Any IP claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the IP, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our software and may be unable to compete effectively. Any of these results would adversely affect our business, operating results, financial condition and cash flows.

Risks Related to this Offering and Ownership of Our Common Stock

We have been notified by Nasdaq of our failure to comply with certain continued listing requirements and if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

S-21

In the event that our Common Stock is delisted from Nasdaq and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

On October 16, 2019, we were officially notified by Nasdaq that the bid price of our Common Stock had failed to satisfy the Minimum Bid Price Requirement and in accordance with Nasdaq’s Listing Rules, we were granted a 180-calendar day compliance period, or until April 13, 2020, to regain compliance with the Minimum Bid Price Requirement. As disclosed in our Current Report on Form 8-K filed with the SEC on April 8, 2020 and as a means of resolving our non-compliance with the Minimum Bid Price Requirement, we implemented a one-for-twenty reverse stock split of our outstanding Common Stock, which became effective for trading on April 9, 2020. In order to have regained compliance, the closing bid price of our shares of Common Stock would have had to meet or exceed $1.00 per share for at least ten (10) consecutive business days during the 180-calendar day grace period. During such compliance period, our shares of Common Stock continued to be listed and traded on the Nasdaq Capital Market, however, the closing bid price of our Common Stock did not satisfy this requirement.

As a result, on April 20, 2020, we received another notice from Nasdaq (the “Letter”) stating that we had not regained compliance with the Minimum Bid Price Requirement and were not eligible for a second 180-calendar day grace period, as we were not in compliance with Nasdaq Listing Rule 5550(b), which requires a minimum of $5,000,000 in stockholders’ equity for initial listing, among other listing criteria. Pursuant to the Letter, unless we requested a hearing to appeal this determination with a Nasdaq Hearing Panel by April 27, 2020, our Common Stock would be delisted from The Nasdaq Capital Market, trading of our Common Stock will be suspended at the opening of business on April 29, 2020, and a Form 25-NSE would be filed with the SEC, which would remove our Common Stock from listing and registration on The Nasdaq Capital Market. While an appeal process is pending, the suspension of trading of our Common Stock would be stayed, and our Common Stock would continue to trade on The Nasdaq Capital Market until the hearing process concluded and the Nasdaq Hearing Panel issued a written decision.

However, on April 23, 2020, we received a notice from Nasdaq that the Nasdaq staff had determined that for the last ten (10) consecutive business days, from April 9, 2020 through April 23, 2020, the closing bid price of the Common Stock had been $1.00 per share or greater. Accordingly, we regained compliance with the Minimum Bid Price Requirement and this matter has closed.

On November 18, 2019, we were officially notified by Nasdaq that we did not comply with Listing Rule 5550(b) (the “Rule”), which requires a minimum $2,500,000 stockholders’ equity (the “Stockholders’ Equity Requirement”), among other listing criteria. We were required to submit to Nasdaq a plan to regain compliance with the Stockholders’ Equity Requirement for consideration by the Nasdaq Listing Qualifications staff (“Nasdaq Staff”) by no later than January 2, 2020. On January 2, 2020, we submitted a plan to regain compliance (the “Compliance Plan”) to the Nasdaq Staff. On March 23, 2020, the Nasdaq Staff accepted the Compliance Plan and granted us an extension period pursuant to which we must regain compliance with the Rule. Among other things, the terms of such extension include that we must complete an equity raise on or before May 18, 2020, and must publicly disclose on a Current Report on Form 8-K our prior non-compliance with the Rule and such completed transaction that enabled us to regain compliance with the Rule. As of May 11, 2020, we believe that we have regained compliance with the Stockholders’ Equity Requirement as a result of the closing of the April 2020 Offering, which we have disclosed on a Current Report on Form 8-K filed with the SEC on May 11, 2020. Notwithstanding the terms of such extension period, if we fail to evidence compliance with the Rule upon the filing of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, the Nasdaq Staff will provide written notification that our Common Stock will be delisted from Nasdaq, however we may appeal such delisting determination to the Nasdaq Hearing Panel.

On March 24, 2020, we were officially notified by Nasdaq that we did not comply with Listing Rule 5605 (the “Audit Committee Rule”), which requires that the audit committee of our Board include at least three independent directors. In accordance with Nasdaq’s Listing Rules, we have been granted a cure period in order to regain compliance with the Audit Committee Rule, which period ends on (i) the earlier of (x) our next annual stockholders’ meeting or (y) February 10, 2021 or (ii) if such annual stockholders’ meeting is held before August 10, 2020, then we must evidence compliance with the Audit Committee Rule no later than that date. If we fail to evidence compliance with the Audit Committee Rule upon such period’s end, the Nasdaq Staff will provide written notification that our Common Stock will be delisted from Nasdaq, however we may appeal such delisting determination to the Nasdaq Hearing Panel.

S-22

In the event that we are delisted from Nasdaq, our Common Stock may lose liquidity, increase volatility, and lose market maker support. See “Prospectus Supplement Summary—Recent Developments” on page S-7 of this prospectus supplement regarding Nasdaq’s written notifications to the Company. There can be no assurance that we will evidence compliance with the Stockholders’ Equity Requirement due to the proceeds received from the April 2020 Offering or otherwise, and that if we appeal any delisting determination as a result of such non-compliance and request a hearing with the Nasdaq Hearing Panel, that the Nasdaq Hearing Panel will grant our request for a suspension of delisting or continued listing on The Nasdaq Capital Market. Additionally, even if we are able to satisfy the Stockholders’ Equity Requirement as a result of the April 2020 Offering, there can be no assurance that we will be able to comply with Nasdaq’s other listing standards, including the Audit Committee Rule, with which we are currently not in compliance. If we are unable to maintain compliance with these Nasdaq requirements, our Common Stock will be delisted from Nasdaq, which may negatively impact the value of our securities.

In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

S-23

If we fail to make necessary improvements to address the material weakness in our internal control over financial reporting identified by our independent registered public accounting firm, we may not be able to report our financial results accurately and timely or prevent fraud, any of which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the trading price of our Common Stock to decline.

Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of and for the years ended December 31, 2019 and 2018, our independent registered public accounting firm identified in their reports to our audit committee that we had material weaknesses in our internal control over financial reporting due to (i) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both accounting principles generally accepted in the United States of America (“GAAP”) and SEC guidelines and (ii) inadequate segregation of duties. A material weakness is defined in the standards established by the Public Company Accounting Oversight Board (United States) as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Our management and independent registered public accounting firm did not and was not required to perform an evaluation of our internal control over financial reporting as of and for the year ended December 31, 2018 in accordance with the provisions of the JOBS Act. As of the year ended December 31, 2019, our Chief Executive Officer and Chief Financial Officer performed such an evaluation and concluded that our disclosure controls and procedures were ineffective as of the end of such period, which conclusion was based on the fact that as of the year ended December 31, 2019, the Company had insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both GAAP and SEC guidelines. In connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2019, our independent registered public accounting firm identified in their report to our audit committee that we had a material weakness in our internal control over financial reporting due to insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both GAAP and SEC guidelines.

If we fail to further increase and maintain the number and expertise of our staff for our accounting and finance functions and to improve and maintain internal control over financial reporting adequate to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act, we may be unable to report our financial results accurately and prevent fraud. In addition, we cannot be certain that any such steps we undertake will successfully remediate such material weakness or that other material weaknesses and control deficiencies will not be discovered in the future. If our remediation efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately or on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause our stock price to decline. As a result of such failures, we could also become subject to investigations by Nasdaq, the SEC, or other regulatory authorities, and become subject to litigation from investors and stockholders, any of which could harm our reputation and financial condition and divert financial and management resources. Even if we are able to report our consolidated financial statements accurately and timely, if we do not make all the necessary improvements to address such material weakness, continued disclosure of our material weakness will be required in future filings with the SEC, which could reduce investor confidence in our reported results and cause our stock price to decline.

Our executive officers, directors and principal stockholders own a significant percentage of our Common Stock and will be able to exert significant control over matters subject to stockholder approval.

As of May 14, 2020, our directors, executive officers and holders of more than 5% of our equity securities, together with their affiliates, beneficially own 12% of our outstanding shares of Common Stock, and one of our stockholders beneficially owns over 9.6% of our outstanding shares of Common Stock. As a result, these stockholders have significant influence to determine the outcome of matters submitted to our stockholders for approval, including the ability to defeat the election of our directors, amend or prevent amendment of our certificate of incorporation, as amended, or bylaws or effect or prevent a change in corporate control, merger, consolidation, takeover or other business combination. In addition, any sale of a significant amount of our Common Stock held by our directors, executive officers and principal stockholders, or the possibility of such sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing any gains from our Common Stock.

S-24

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our Common Stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock.

Moreover, after this offering, holders of approximately all of our warrants to purchase shares of Common Stock, the holders of the securities issued in connection with the February 2020 Private Placement and the holder of 250,000 shares of our Series A Preferred Stock, or their respective transferees, will be entitled to specified rights with respect to the registration of the offer and sale of their respective shares of Common Stock underlying such securities under the Securities Act. Registration of the offer and sale of such shares of Common Stock under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. We have also registered all shares of Common Stock that we may issue under our LTIP. If any such additional shares of Common Stock are sold, or if it is perceived that they will be sold, in the public market, the market price of our Common Stock could decline. See also “Description of Securities – Registration Rights.”

You will experience immediate and substantial dilution in the book value of the shares of Common Stock to be issued to you in this offering.

The offering price of our Common Stock in this offering will be substantially higher than the pro forma net tangible book value per share of our Common Stock outstanding immediately following the completion of this offering. Therefore, recipients of Shares in this offering at an offering price of $2.32 per Share, which is the last reported sale price of our Common Stock on Nasdaq on May 14, 2020, will experience immediate and substantial dilution of $0.30 per Share, or approximately 13% of the offering price of such Shares, which is the difference between the price per Share and our pro forma net tangible book value per share of Common Stock as of December 31, 2019, after giving effect to the issuance of the Shares in this offering. This dilution is due in large part to the fact that our earlier investors paid substantially less than the offering price when they purchased shares of Common Stock. In addition, Alexander and Carlson will have contributed approximately 0.01% of the aggregate price paid by all purchasers of our Common Stock and will own approximately 1.8% of our Common Stock outstanding after this offering.

Furthermore, you may experience further dilution to the extent that shares of our Common Stock are issued upon the exercise of outstanding warrants and pre-funded warrants and outstanding shares of our Series A Preferred Stock. If we issue additional equity securities, employee stock grants vest, or there are any issuances and subsequent exercises of stock options issued in the future, Alexander and Carlson will experience additional dilution. Additional shares of our Common Stock may be issued as follows: (a) the exercise of warrants and pre-funded warrants to purchase an aggregate of 3,032,199 shares of Common Stock as of May 14, 2020, (b) 705 shares of restricted stock to be released to a terminated employee in two equal tranches over the next 9 months pursuant to the terms of such employee’s restricted stock agreement, (c) 20,000 unvested deferred shares (the “Deferred Shares”) under LTIP, issued to Michael Howse, a member of our Board, pursuant to a Deferred Shares Agreement, entered into as of January 4, 2019 (the “Deferred Shares Agreement”), and (d) 12,500 shares of Common Stock issuable upon conversion of 250,000 shares of the Series A Preferred Stock issued to Lisa Walsh on April 18, 2019. Such warrants and pre-funded warrants have an average exercise price of $10.70 and a weighted average years to maturity of approximately 4.63 years. In addition, such shares of Series A Preferred Stock are convertible into 12,500 shares of Common Stock at a price of $80.00 per share, which is subject to adjustment under the Certificate of Designations of the Preferences, Rights and Limitations of the Series A Preferred Stock upon certain subsequent transactions and events described therein and which price cannot be reduced below $30.00 (the “Certificate of Designations”). See “Certain Relationships and Related Party Transactions – Significant Stockholders” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Additionally, 99,496 shares of our Common Stock remain available for future issuance to our employees, directors and consultants pursuant to our LTIP, as of May 14, 2020. If our Board elects to issue additional restricted stock, stock options and/or other equity-based awards under the LTIP, you and our stockholders may experience additional dilution, which could cause our Common Stock price to fall.

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We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the Common Stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of Common Stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of Common Stock.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation, as amended, authorizes the issuance of up to 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board. 18,750,000 out of the 20,000,000 shares of preferred stock have not been designated. Our Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of Common Stock at or above the offering price of the Shares, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our Common Stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of Common Stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

If and when a larger trading market for our Common Stock develops, the market price of our Common Stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the offering price of the Shares.

The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

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●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the recent outbreak of COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of Common Stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your Shares. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

We have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus supplement, accompanying base prospectus and the registration statement of which this prospectus supplement and accompanying base prospectus form a part, including the documents incorporated by reference herein and therein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We have not authorized any other party to provide you with information concerning us or this offering, and such recipients should not rely on this information.

Sales of a significant number of shares of our Common Stock in the public markets or significant short sales of our Common Stock, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital.

Sales of a substantial number of shares of our Common Stock or other equity-related securities in the public markets, could depress the market price of our Common Stock. If there are significant short sales of our Common Stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the Common Stock to sell their shares, thereby contributing to sales of Common Stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

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The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus supplement, the accompanying base prospectus and the registration statement of which this prospectus supplement and accompanying base prospectus form a part, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our Common Stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our Common Stock, our share price would likely decline. If analysts do not cover our Company or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our share price or trading volume.

We do not intend to pay dividends on our Common Stock for the foreseeable future.

We have never declared or paid any cash dividends on our Common Stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

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USE OF PROCEEDS

No cash proceeds will be received by the Company from the issuance of the Shares, but (i) a portion of the amounts owed by us to Alexander under the terms of the Alexander Settlement Agreement will be fully satisfied upon issuance of the 50,000 Alexander Settlement Shares, in addition to a one-time cash payment by the Company of $125,000 pursuant to the Alexander Settlement Agreement, and (ii) $25,000 owed by the Company to Vendor in payment of outstanding accounts payable in connection with the Vendor Settlement Letter will be fully satisfied upon issuance of the 10,250 Vendor Payment Shares. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares.

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DILUTION

Your ownership interest, as a result of the issuance of the Shares in this offering, will be diluted immediately to the extent of the difference between the offering price per Share and the as adjusted net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2019 was $1,083,000, or $0.87 per share of our Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the number of shares of our Common Stock outstanding as of December 31, 2019.

Our pro forma net tangible book value as of December 31, 2019 was $6,752,000 or $2.02 per share of our Common Stock after giving effect to our receipt of (i) $100,000 from the issuance of a convertible promissory note in the amount of $111,100 at a 10% original issue discount on January 24, 2019, which was repaid on March 31, 2020, (ii) net proceeds of approximately $724,000 from the issuance of 91,062 shares of Common Stock sold in the February 2020 Private Placement, (iii) net proceeds of approximately $1,296,000 from the issuance of the March 2020 Note in the aggregate principal amount of $2,040,000, which was repaid on April 29, 2020, and the March 2020 Warrant, (iv) net proceeds of approximately $5,700,000 from the issuance in the April 2020 Offering of 1,525,000 shares of Common Stock, April 2020 Warrants to purchase up to an aggregate of 2,229,100 shares of Common Stock and April 2020 Pre-Funded Warrants to purchase 475,000 shares of Common Stock to investors in such offering, as well as warrants to purchase up to 100,000 shares of Common Stock issued to the underwriters in such offering, and (v) approximately $847,000 from the issuance of a promissory note on May 3, 2020.

All share and price per share information in this Dilution section has been adjusted to reflect our one-for-twenty reverse stock split, effective on April 9, 2020.

After giving effect to the pro forma adjustments and the issuance of the 60,250 Shares in this offering at an offering price of $2.32 per Share, which is the last reported sale price of our Common Stock on Nasdaq on May 14, 2020, and after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2019 would have been approximately $6,872,000, or approximately $2.02 per share. This represents no change in pro forma net tangible book value per share to existing stockholders and immediate dilution of $0.30 per share to the persons being issued Shares in this offering. Dilution per share to Alexander and Carlson is determined by subtracting as adjusted net tangible book value per share after this offering from the offering price per Share. The following table illustrates this dilution on a per share basis:

Public offering price per Share		$2.32
Net tangible book value per share as of December 31, 2019, before giving effect to: (1) the issuance of a convertible promissory note in the amount of $111,100, which has been repaid, (2) the issuance of Common Stock in connection with the February 2020 Private Placement, (3) the issuance of our securities in connection with the March 2020 Private Placement, (4) the issuance of our shares of Common Stock and warrants to purchase shares of Common Stock in connection with the April 2020 Offering, (5) the issuance of a promissory note in connection with the May 2020 Loan and (6) this offering	$0.87
Increase in pro forma net tangible book value per share attributed to (1) the issuance of a convertible promissory note in the amount of $111,100, which has been repaid (2) the issuance of Common Stock in connection with the February 2020 Private Placement, (3) the issuance of our securities in connection with the March 2020 Private Placement, including the March 2020 Note, which has been repaid, (4) the issuance of our securities in connection with the April 2020 Offering and (5) the issuance of a promissory note in connection with the May 2020 Loan	1.15
Change in pro forma as adjusted net tangible book value per share attributed to the persons being issued Shares issued in this offering	-
Pro forma, as adjusted, net tangible book value per share after giving effect to this offering		2.02
Dilution to pro forma, as adjusted, net tangible book value per share to the persons being issued Shares in this offering		$0.30

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The following table summarizes as of December 31, 2019, on a pro forma basis, as described above, the number of shares of our Common Stock, the total consideration and the average price per share (1) paid to us by our existing stockholders and (2) issued to persons in this offering at an offering price of $2.32 per Share, before deducting estimated offering expenses payable by us:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	3,336,300	98.2%	$114,725,171	99.9%	$34.39
Recipients of Shares	60,250	1.8%	$139,780	0.01%	$2.32
Total	3,396,550	100.0%	$114,864,951	100.0%	$33.82

The total number of shares of our Common Stock reflected in the discussion and tables above is based on 1,245,238 shares of our Common Stock outstanding as of December 31, 2019, but excludes (a) shares of Common Stock to be issued upon exercise of warrants and pre-funded warrants to purchase an aggregate of 396,997 shares of Common Stock as of December 31, 2019, (b) 1,057 shares of restricted stock to be released to a terminated employee in three equal tranches over the next 14 months pursuant to the terms of such employee’s restricted stock agreement, (c) 20,000 unvested Deferred Shares issued to Mr. Howse pursuant to the Deferred Shares Agreement and (d) 12,500 shares of Common Stock issuable upon conversion of 250,000 shares of our Series A Preferred Stock issued to Lisa Walsh on April 18, 2019.

As of the date of this prospectus, there are outstanding 250,000 shares of our Series A Preferred Stock, which are convertible into 12,500 shares of Common Stock at a price of $80.00 per share (subject to adjustment under the Certificate of Designations upon certain subsequent transactions and events described therein, but which price cannot be reduced below of $1.50).

As of May 14, 2020, there were warrants outstanding for the purchase of 3,032,199 shares of Common Stock. To the extent that warrants or pre-funded warrants are exercised, new options or other securities are issued under our equity incentive plans, or we issue additional shares of Common Stock or preferred stock in the future, there will be further dilution to the persons being issued Shares in this Offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

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DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

The following description of our Common Stock, certain provisions of our certificate of incorporation, as amended, our bylaws and Delaware law are summaries. You should also refer to certificate of incorporation, as amended, and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

Our certificate of incorporation, as amended, authorizes the issuance of up to 200,000,000 shares of Common Stock, par value $0.0001 per share, and up to 20,000,000 shares of blank check preferred stock, par value $0.0001 per share. Our Board may establish the rights and preferences of the preferred stock from time to time. As of May 14, 2020, there are an aggregate of 3,338,603 shares of Common Stock issued and outstanding, held by 127 stockholders of record (which do not include shares of Common Stock held in street name), and an aggregate of 250,000 shares of Series A Preferred Stock issued and outstanding, held by 1 stockholder of record. This number of shares of Common Stock excludes (a) shares of Common Stock to be issued upon exercise of warrants and pre-funded warrants to purchase an aggregate of 3,032,199 shares of Common Stock as of May 14, 2020, (b) 705 shares of restricted stock to be released to a terminated employee in two equal tranches over the next 9 months pursuant to the terms of such employee’s restricted stock agreement, (c) 20,000 Deferred Shares under our LTIP issued to Michael Howse, a member of our Board, pursuant the Deferred Shares Agreement, and (d) 12,500 shares of Common Stock issuable upon conversion of 250,000 shares of our Series A Preferred Stock.

On March 31, 2020, our stockholders approved a reverse stock split of our outstanding Common Stock at a specific ratio within a range from one-for-four to one-for-twenty, and also granted authorization to our Board to determine, in its sole discretion, the specific ratio and timing of such reverse stock split. In accordance therewith, on April 9, 2020, a one-for-twenty reverse stock split of our outstanding Common Stock became effective for the trading of our Common Stock. All share and price per share information in this prospectus supplement has been adjusted to reflect such one-for-twenty reverse stock split.

Common Stock

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the Common Stock entitled to vote in any election of directors will be able elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Common Stock will be entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board out of legally available funds. The right of holders of our Common Stock to receive dividends is subject to the rights of holders of Series A Preferred Stock to received dividends pursuant to the Certificate of Designations.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding preferred stock, including, without limitation, the liquidation preference granted to holders of our Series A Preferred Stock pursuant to the Certificate of Designations.

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Rights and Preferences

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate in the future, including, without limitation, the rights granted to holders of our Series A Preferred Stock pursuant to the Certificate of Designations.

Registration Rights

Certain holders of the Company’s outstanding warrants, including, but not limited to, warrants issued in connection with the February 2020 Private Placement and the March 2020 Private Placement, which are exercisable for an aggregate of 532,853 shares of Common Stock at prices ranging from $6.40 to $207.00, have registration rights which require the Company to file a registration statement to register the shares of Common Stock underlying such warrants.

Pursuant to the Preferred SPA, holders of shares of the Series A Preferred Stock have the right to require the Company to register the shares of Series A Preferred Stock as well as the shares of Common Stock underlying such shares and the warrant issued to Ms. Walsh in connection with the Preferred SPA within 180 days of the Closing Date (as defined in the Preferred SPA) on which purchasers have committed to purchase an aggregate of amount of Series A Preferred Stock with an aggregate stated value equal to or exceeding $250,000.

In connection with the February 2020 Private Placement, the Company entered into a registration rights agreement with the investors in such private placement (the “February 2020 RRA”) pursuant to which the Company agreed to file a shelf registration statement on Form S-3 with the SEC on or prior to the 45th day following the applicable closing date of the February 2020 Private Placement covering the registration of all securities issued to such investors. Pursuant to the February 2020 RRA, the Company also granted such investors piggy-back registration rights with respect to the securities issued in connection with the February 2020 Private Placement.

In connection with the March 2020 Private Placement, the Company, as required, filed a registration statement on Form S-1, as amended, with the SEC (File No. 333-237516), of which this prospectus forms a part, in order to address, among other things, the Company’s compliance with Nasdaq Listing Rule 5550(b)(1), and in the event that such offering closes on or prior to 45 days from the date of the March 2020 Purchase Agreement (a “Qualifying Offering”), the Company is obligated to file a registration statement on Form S-1 or Form S-3 with the SEC covering the resale of all shares of Common Stock issuable pursuant to the March 2020 Note and the March 2020 Warrant, respectively (the “Resale Registration Statement”), and to ensure such Resale Registration Statement is declared effective no later than 180 days following the closing date of the March 2020 Private Placement; provided, that if such Qualifying Offering does not close on or prior to 45 days from the date of the March 2020 Purchase Agreement, the Company shall file the Resale Registration Statement immediately following such 45-day period. Pursuant to the March 2020 Purchase Agreement, the Company has also granted the Investor piggy-back registration rights with respect to such underlying shares. Additionally, the Company has granted identical registration rights to Maxim Group LLC, the placement agent for the March 2020 Private Placement (“Maxim”), with respect to the shares of Common Stock underlying a warrant issued to Maxim as partial consideration for serving as placement agent in connection with the March 2020 Private Placement.

Anti-Takeover Provisions

Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Anti-Takeover Effects of Certain Provisions of our Bylaws

Our bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the holders of Common Stock then entitled to vote. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors or of the stockholders, and vacancies may only be filled by a majority vote of the directors, including those who may have resigned. Except as otherwise provided in the bylaws and the certificate of incorporation, as amended, any vacancies or newly created directorships on the board of directors resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Our bylaws also provide that only our chairman of the Board, chief executive officer, president or one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting may call a special meeting of stockholders.

The combination of these provisions makes it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our Common Stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

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Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Nasdaq Listing

Our Common Stock is listed on Nasdaq under the symbol “WISA.”

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PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering an aggregate of $139,780 of Shares. The Shares are being issued to Alexander and Carlson at a price of $2.32 per Share, which is the last reported sale price of our Common Stock on Nasdaq on May 14, 2020.

The 50,000 Alexander Settlement Shares are being issued directly to Alexander as partial payment of the amounts payable by us to Alexander pursuant to the terms of the Alexander Settlement Agreement. The 50,000 Alexander Settlement Shares are also subject to the Leak-Out Agreement, pursuant to which Alexander is not permitted to sell more than 5,000 shares of Common Stock in any trading day, commencing on May 14, 2020 (the date of the Leak-Out Agreement) and ending on the date on which Alexander no longer holds such Alexander Settlement Shares. The Alexander Settlement Agreement provides Alexander with certain representations, warranties and covenants from us and is more fully described in our Current Report on Form 8-K filed with the SEC on May 18, 2020. We expect that the 50,000 Alexander Settlement Shares will be issued to Alexander at a single closing. We currently anticipate that the closing of the sale of the 50,000 Alexander Settlement Shares will take place on or about May 19, 2020.

The 10,250 Vendor Payment Shares are being issued directly to Carlson as payment of outstanding accounts payable in connection with the Vendor Settlement Letters. We expect that the 10,250 Vendor Payment Shares will be issued to Carlson at a single closing. We currently anticipate that the closing of the sale of the 10,250 Vendor Payment Shares will take place on or about May 19, 2020.

The transfer agent and registrar for the Common Stock is VStock Transfer, LLC, whose address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

The Common Stock is listed on Nasdaq under the symbol “WISA.”

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LEGAL MATTERS

Sullivan &Worcester LLP of New York, New York will pass upon the validity of the Shares offered hereby.

EXPERTS

The consolidated financial statements of Summit Wireless Technologies, Inc. as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 incorporated in this prospectus supplement and accompanying base prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and the accompanying base prospectus, which form a part of the registration statement, do not contain all the information that is included in the registration statement and its exhibits. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents that we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at no cost from the SEC’s website at www.sec.gov. Our corporate website is www.summitwireless.com. The information on our corporate website is not incorporated by reference in this prospectus supplement, accompanying base prospectus or any other prospectus supplement that we file, and you should not consider it a part of this prospectus supplement, accompanying base prospectus or any other such prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus supplement or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 25, 2020;

●	our Definitive Proxy Statement on Schedule 14A for our special meeting of stockholders held on March 31, 2020, filed with the SEC on March 9, 2020;

●	our Current Reports on Form 8-K filed with the SEC on February 12, 2020, March 3, 2020, March 26, 2020, April 3, 2020; April 8, 2020, April 21, 2020, April 24, 2020, May 7, 2020, May 11, 2020, May 11, 2020 and May 18, 2020; and

●	our registration statement on Form 8-A filed with the SEC on July 25, 2018.

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We also incorporate by reference in this prospectus supplement and accompanying base prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement and accompanying base prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying base prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

Summit Wireless Technologies, Inc.
6840 Via Del Oro, Ste. 280

San Jose, CA 95119

(408) 627-4716
info@summitwireless.com

Copies of these filings are also available through the “Investor Relations” section of our website at www.summitwireless.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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PROSPECTUS

$50,000,000

Summit Wireless Technologies, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Summit Wireless Technologies, Inc. (the “Company”, “we”, “us” or “our”) may offer and sell, from time to time in one or more offerings in traditional certificated form or in uncertificated form, any combination of common stock, preferred stock, debt securities, warrants, rights, or units having an aggregate offering price not exceeding $50,000,000. The preferred stock, debt securities, warrants, right, and units may be exercisable or exchangeable for common stock or preferred stock or other securities of ours.

This prospectus provides a general description of the securities that we may offer. We will provide specific terms of the offerings of our securities in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, see the section entitled “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WISA”. On September 5, 2019, the last reported sale price of our common stock on Nasdaq was $0.98.

The aggregate market value of our outstanding common stock held by non-affiliates is $11,624,000, based on 20,218,960 shares of outstanding common stock, of which 11,861,514 are held by non-affiliates, and a per share price of $0.98, based on the closing sale price of our common stock on September 5, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus, we have offered $0 of our securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 8  and in the documents which are incorporated by reference herein and contained in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2019.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate offering price of up to $50,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities that we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus, including the section entitled “Risk Factors,” and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

In addition, this prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information, we refer you to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information”. Statements contained in this prospectus and any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, we refer to Summit Wireless Technologies, Inc. as “we,” “us,” “our” “Summit,” and the “Company”, unless we specifically state otherwise or the context indicates otherwise.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated herein by reference. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus, including “Risk Factors”, our consolidated financial statements and the information incorporated by reference herein, before making an investment decision

Overview

We believe that the future of audio technology is in wireless devices and that Summit is well positioned to deliver best-in-class immersive wireless sound technology for intelligent devices and next generation home entertainment systems. According to a report by Markets and MarketsTM research firm, the wireless audio market is projected to be $31.80 billion by 2023, making it one of the fastest growing consumer segments. We currently sell modules which wirelessly transmit and receive audio directly to speakers, and which are also fully certified and compatible with the Wireless Speaker and Audio (“WiSA”) Association’s current Compliance Test Specification, which tests the interoperability of products that offer wireless, interference free, uncompressed High-Definition audio. Additionally, we plan to license our proprietary software technology, currently embedded in our wireless modules, to other companies who can then embed our technology into other Wi-Fi enabled smart devices. The segment of the wireless audio market that Summit focuses on is comprised of scalable multichannel solutions with levels of latency that are low enough to synchronize with video. The term multichannel refers to the use of multiple audio tracks to reconstruct a sound field using multiple speakers.

As part of the effort to grow the wireless multichannel home audio segment, Summit was a founding member of the WiSA Association, an association dedicated to providing industry leadership and consumer choice through interoperability testing between brands. There are currently over 65 brands participating in the WiSA Association. Products certified and marked with a WiSA Association logo have been tested to interoperate. This preserves consumer choice by enabling consumers to choose different wireless transmitting products across different brands where audio is decoded with speakers that have the WiSA Association logo displayed. Our marketing strategy focuses on, what we believe, are two emerging wireless audio market needs: better audio quality and lower signal latency. Summit currently sells custom semiconductor chips and wireless modules to a growing list of consumer electronics customers, including major brands in the consumer electronic industry. We believe that a growing adoption of our technology by leaders in this industry will revolutionize the way people experience media content through their mobile devices, televisions (“TVs”), game consoles and personal computers (“PCs”).

Our Business Focus

Our primary business focus is to enable mainstream consumers and audio enthusiasts to experience high quality audio. We intend to continue selling our semiconductors and wireless modules to consumer electronics companies while also increasing our focus on implementing a software licensing business segment.

Industry Background

The wireless audio market is expected to grow from $16.13 billion in 2016 to $31.80 billion by 2023 according to a June 2017 report by Markets and MarketsTM research firm. The primary growth segments for in home entertainment have been “Bluetooth” stereo accessories which include single speakers, headsets, and more recently, “multi-room” stereo speakers that use your home’s Wi-Fi network to stream audio throughout the house. According to a September 2017 article available at www.dealerscope.com the recent emergence of the latter component audio system has presented issues in latency and quality among wireless devices, which Summit’s technology aims to fix. The information contained in or accessible through the foregoing website is not part of this prospectus, or the registration statement of which this prospectus forms a part, and is for informational purposes only.

Our Technology

Our technology addresses some of the main issues that we perceive are hindering the growth of the home theater: complexity and cost. We believe consumers want to experience theater quality surround sound from the comfort of their homes. However, wired home theater systems often require expensive audio-visual (“AV”) receivers to decode the audio stream, leaving the consumer with the burden of concealing the wires. Hiring a professional to hide the wires into the walls or floor is invasive, complicated, costly and time consuming. Further, people that rent as opposed to own may not be able to install these systems as the installation construction needed may not be permitted under a lease agreement. Our first-generation wireless technology addresses these problems by transmitting wireless audio to each speaker at Blu-ray quality (uncompressed 24-bit audio up to 96 kHz sample rates) and emphasizing ease of setup. To our knowledge, Summit’s custom chip and module technology is one of the only technologies available today that can stream up to eight (8) separate wireless audio channels with low latency, removing lip-sync issues between the audio and video sources. In addition, every speaker within a system that utilizes our technology can be synchronized to less than one microsecond, thus eliminating phase distortion between speakers. Summit’s first-generation technology shows that wireless home theater systems are viable home audio solutions for the average consumer and audio enthusiast alike.

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Summit is currently developing certain proprietary software for which patent applications have been submitted that we believe will provide similar functionality and quality and allow us to enable smart devices that have Wi-Fi and video media to deliver surround sound audio. A prototype version of our software technology has been demonstrated to select customers (pursuant to confidentiality agreements) at the 2019 Consumer Electronics Show in Las Vegas, Nevada. We believe our software based-solution, which other brands can integrate into their devices, will (i) reduce integration costs for mass market use, (ii) utilize Wi-Fi for wireless connectivity, making the need for complex physical wire installations unnecessary, (iii) provide a low power consumption option to allow for use in battery powered devices, and (iv) provide compatibility with popular consumer electronic operating systems.

Additionally, we believe our software-based solution will have certain advantages compared to our custom chip and modules we currently have available since our current chips and modules require brands to integrate a separate dedicated Summit transmit module even if a Wi-Fi module is included in the design of the device. Our custom chip and module solution may not be appropriate for integrating into certain devices because it adds to system cost, power consumption, and occupies space. We intend to leverage what we have learned from our current products to help us develop a product that can be easily ported to run as software on most Wi-Fi modules and media systems on a chip (“SOC”) combination as opposed to a proprietary wireless audio module. This new approach eliminates the cost of a second radio so there is no additional material cost, assuming there is a Wi-Fi module already integrated into the device.

WiSA Association

Our wholly-owned subsidiary, WiSA, LLC, operates the WiSA Association, which is an association comprised of brands, manufacturers, and influencers within the consumer electronics industry, all of whom agree that a standardized method of interoperability between wireless audio components should exist, and most of whom believe that products should be brought to market with this goal in mind. The WiSA Association creates, maintains and manages specifications for wireless interoperability that are available to all association members. For products with a WiSA Association certification, the WiSA Association also creates, maintains and manages testing criteria and specifications for all products to be listed, marketed and sold. WiSA-certification is an industrywide “stamp of approval” certifying that a product is interoperable with other products in the WiSA ecosystem and has passed several high-performance tests ensuring interoperability and wireless performance standards are met. As the sole owner of WiSA, LLC, we certify all WiSA Association products. Although we previously did not sell any WiSA-certified products, we plan to sell such products in the near future and we also distribute the technology to enable such products to meet the WiSA Association’s certification test specifications.

In 2018, the Company introduced the WiSA ReadyTM certification. The WiSA Ready certification identifies entertainment sources – such as TVs, gaming systems or computers – that are equipped to deliver up to eight (8) channels of high-definition audio to WiSA-certified speakers when connected with a WiSA Universal Serial Bus (“USB”) transmitter. This program simplifies consumer set-up and reduces costs by replacing AV receivers or wireless hubs with a low-cost USB accessory. We believe that using WiSA Ready products allows consumers to more simply and conveniently enjoy wireless multi-channel sound, eliminating the clutter, wires and complicated installs generally required to create immersive audio experiences.

Currently, WiSA-certified products are required to use Summit modules in order to meet the standards set by the WiSA Association. As a result, WiSA Association members purchase modules from us in order to build their products to meet such standards.

Among WiSA-certified products, consumers will be able to outfit their home entertainment system with WiSA-certified speakers and components from any participating vendor with the assurance that the devices will interoperate and provide high quality wireless High-Definition surround sound.

The WiSA Association manages logo usage and trademark guidelines, investigates alternative markets, connects brands to manufacturing resources, and provides industry leadership in solving the challenges facing the home theater and commercial markets in the integration of wireless audio technology.

Modules

Summit has designed wireless modules that provide high performance wireless audio for our customers to build into their products, such as a speaker, TV, or Summit’s WiSA Ready USB transmitter dongle. These modules include our custom semiconductors with our intellectual property (“IP”) built in as well as a Wi-Fi radio for communications. By designing and selling these modules, we can reduce our customers’ design expense, accelerate their time-to-market cycle, and reduce the cost of each module. Summit offers both a “TX” module to transmit the audio from a host device like a media hub, TV or dongle to WiSA-enabled speakers and an “RX” model for speakers that receive the wireless audio signal and processes it for audio play out.

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Modules for Consumer Products

Summit’s TX modules are targeted for integration into TVs, AV receivers, media hubs and small USB dongles. Summit’s transmitter, with its integrated antenna, is designed to support rooms as large as 10-meters by 10-meters with uncompressed, 24-bit audio up to 96 kHz sample rate. The module supports a simple interface, with Inter-IC Sound (“I2S”) or USB audio and control. In addition, Summit’s technology has been approved by Digital Content Protection, LLC, the licensing agency for High-bandwidth Digital Content Protection (“HDCP”), as an audio only output technology for retransmission of audio content.

Summit’s receiver interfaces to a digital amplifier and is designed to be integrated directly into a home theater speaker. Integrated antennas support 24-bit audio up to 96 kHz sample rates virtually anywhere within a 10-meter by 10-meter space. It supports one or two separate audio outputs via I2S. An optional interface on the receiver module can be enabled to configure the speaker type and provide volume/mute control at the speaker. Alternatively, the speaker type can be assigned at the factory for preconfigured Home Theater in a Box (“HTiB”) applications.

Summit Speaker Systems

There are speaker systems utilizing Summit’s technology currently in the market with a price range of $500 to over $80,000. We believe the technology allows brands and retailers to provide high quality systems to consumers at a multitude of price points. Further, multi-channel systems can be easily expanded, allowing a consumer to start with a basic 2.0 (stereo) or sound-bar system and expand over time.

The Summit Opportunity

We believe the following attributes: cost, mobility, video support, ease of installation and quality create a market opportunity for Summit’s technologies to be adopted by the consumer electronics industry as described further below.

Cost

We believe the simplicity and cost structure of our current WiSA USB transmitter and upcoming embedded software solution will make our prices competitive for a wider range of applications, allowing consumer electronics companies to integrate our technology, while also delivering high quality audio.

Mobility

Mobile devices are popular for streaming video, gaming and using virtual reality (“VR”) applications. We believe this is driving a need for an embedded high-fidelity wireless solution in the mobile device that can transmit audio to headsets or speakers within a room. Summit’s technology enables high quality wireless audio transmission from mobile devices.

Video Support

Wireless audio capable of supporting video has become a priority for consumers across a variety of high-volume multimedia platforms, including TV’s, smartphones, game consoles and set-top boxes. Video applications require audio and video to be perfectly synchronized in order to avoid lip-sync and audio phase distortion issues. Summit’s technology prioritizes low latency and synchronization to less than one microsecond, thus practically eliminating phase distortion between speakers.

Ease of Installation

We believe the home theater market has moved toward simplicity in recent years. The costly and inconvenient home theaters of the past have left consumers with a desire for audio systems that provide a simplified installation process. We believe that new audio systems, including the predominant sound bar system, are unable to provide high levels of performance especially in the surround-sound market. Summit’s technology greatly simplifies the installation process of true surround-sound systems. This allows consumers to install a home theater system with the same amount of effort as a sound bar but enjoy a far superior experience. An overwhelming majority of the content entering our homes through digital TV and streaming services is provided in a multi-channel format, which is why Summit’s goal is to facilitate enjoyment of true surround sound for both the everyday consumer and audio enthusiast.

In addition to easy installation, Summit modules provide consumers with a multitude of options, allowing customization of a home theater specific to each consumer, without being forced to stick with one brand of speaker. For example, our hope is that a consumer might start with a Summit enabled sound bar for their TV and then add a Summit enabled subwoofer. That same system can be easily upgraded to a variety of surround sound systems by simply adding more speakers. Our technology will allow consumers to upgrade an audio system or just one component of the system without the need to replace the entire system, consumers can keep the original transmitter, sound bar, and subwoofer and integrate them seamlessly into a new system. Being able to outfit a home entertainment system with Summit-enabled speakers and components gives consumers the ability to express their individual preference and needs and provides the assurance that the devices will interoperate, delivering the highest standard in high-definition (“HD”) wireless surround sound.

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Dissatisfaction with Bluetooth Performance and Quality

We believe consumers want better performance and quality from their Bluetooth audio devices. For example, they may want headsets that stay connected over longer distances or products that offer better audio fidelity. By offering a solution that addresses these needs at a comparable price point to Bluetooth, we believe we can build consumer demand for our technology.

Profitability of Audio Component Accessories

HDTVs are getting thinner and it is becoming increasingly difficult to incorporate the latest electronic advances into such thin displays. We expect that eventually most of the electronics will be external to the display. We believe the first physical feature to go will be the audio component, since there is very little room for quality speakers in today’s thin displays. We believe HDTV manufacturers know they need to provide an audio alternative. Additionally, since cost is a significant consideration, we believe some manufacturers may offer external sound bars which will satisfy some consumers, but perhaps not the consumers who desire a high-quality audio alternative. We believe these developments are creating an inflection point in the market, and manufacturers are looking to Summit’s technology to create a standard for wireless audio interoperability that will support a long-term product strategy for the successful development of high quality, wireless audio products. By designing speaker systems that incorporate Summit’s technology, consumer electronics companies will be able to sell easy-to-install surround sound audio solutions alongside TVs.

Consumers want to enjoy improved audio on existing content

We believe that the growth in the number of video devices streaming multi-channel audio content, coupled with new 3D immersive sound experiences from Dolby’s ATMOS and DTS’ DTSx formats, will help propel the demand for wireless speakers well into the future.

Consumers want to be able to enjoy wireless audio without interference from other wireless signals

Having other devices nearby that also use the 5 GHz band should not affect the performance of a Summit enabled audio system, as Summit’s technology can seamlessly switch to another frequency within the 5 GHz band. The 5 GHz U-NII spectrum utilized by Summit technology has up to 24 channels available that are constantly monitored for interference using the Dynamic Frequency Selection (“DFS”) sub-band between 5.2 and 5.8 GHz. When interference is detected, the next channel, having been monitored for over one minute and confirmed for accessibility, is ready to go and Summit enabled devices switch seamlessly to that channel, without the user ever noticing or the audio experience being affected.

What Makes Summit Unique

Both the proprietary technology and the adoption of the technology by leaders in consumer electronics are differentiating factors for Summit. Management believes that Summit is the only company with the technical capabilities of transmitting high resolution, low latency, and speaker synchronization of wireless audio capable of supporting up to 8 channels. Premium consumer brands, like Bang & Olufsen, have begun to adopt our technology as a valued feature in performance products.

Category Defining Wireless Audio

Our wireless audio technology delivers 8 channels of uncompressed audio directly to the speakers in 24-bit and up to 96 kHz sample rates. This means that a consumer can experience audio exactly as it was mastered in the studio. Summit’s technology supports surround sound systems up to 7.1 or 5.1.2 for Dolby ATMOS configurations. There are three wireless audio platforms: WiSA, standard Wi-Fi, and Bluetooth. Low latency is critical for home theater and gaming markets. WiSA’s latency is a fixed latency less than 10 milliseconds, while standard Wi-Fi and Bluetooth technologies have a variable latency greater than 50 milliseconds. In a multi-speaker environment, speaker synchronization is important for keeping each speaker on the same audio sound bit. WiSA keeps speakers synchronized within 5 microseconds. Wi-Fi and Bluetooth are greater than 50 microseconds. Finally, channel count is critical for multi-channel content. WiSA supports 8 channels, Bluetooth supports up to 2, and standard Wi-Fi supports up to 4 channels.

Summit’s technology roadmap includes proprietary software, currently in development, that will support 802.11 Wi-Fi protocol. This proprietary software has been designed to scale in audio channel count and sample rates even as Wi-Fi performance or network utilization changes.

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Summit Customers

Summit currently sells custom semiconductor chips and wireless modules to a growing list of consumer electronics customers, including major brands such as Axiim, Bang & Olufsen, Enclave Audio, Klipsch, LG, Harman International, a division of Samsung, and System Audio. We believe that the use of our products by well-known consumer electronics brands will provide an opportunity to create wireless audio products that are simple to install and perform at high levels. Brands such as Bang & Olufsen and Klipsch have chosen Summit technology to drive their wireless home audio/theater product assortments. We believe that their leadership has brought credibility to the technology and paved the way at retail for other brands to follow.

Our Strategy

Our goal is to establish and maintain a leadership position as the ubiquitous standard for hi-fidelity wireless, multi-channel audio. To obtain and enhance our position as the leading standard in the audio space, we intend to:

●	improve recognition of our Summit brand and the WiSA Association standard brand;

●	provide excellent products and services to our customers and members;

●	make sure our technology is accessible to many consumers by having our technology in consumer electronics devices that sell at a variety of price points;

●	expand market awareness of wireless multi-channel hi-fidelity audio experience availability;

●	reduce hardware costs while moving towards a software licensing business model;

●	enhance and protect our IP portfolio;

●	invest in highly qualified personnel; and

●	build innovative products alongside the world’s leading consumer electronics companies.

We currently sell our modules to a customer base that is primarily comprised of companies that sell their electronics in relatively small quantities. As the larger consumer electronics companies whom we are working with begin to sell new Summit-enabled products, we expect that orders for our modules will increase proportionally. With larger orders, we believe that we can take advantage of economies of scale and improve our gross margins on our modules.

Interoperability

Interoperability is a key aspect of wireless technology. We believe this is especially true in audio, where unique designs, price points, audio quality and capabilities as well as consumer brand loyalties are significant factors for the end consumer. Creating home theater and audio components that all work with an interoperable standard creates a high level of confidence in retailers and consumers and helps drive the entire category. Interoperability also increases the opportunity for specialized brands to create new and innovative products knowing they can focus on their specific part of the market and rely on others to create the necessary cohort components.

Proprietary Software

A significant amount of our time and resources are being allocated towards launching a software licensing part of our business. Customers will receive a license for our TX software, so that any of their devices with a suitable Wi-Fi radio can transmit audio compliant with our standard without having to purchase and integrate our TX module. We believe that this software will be well positioned for use by major consumer electronics companies in many devices including TVs, handsets, gaming consoles, and computers. Patent applications have been submitted for key technology innovations in this software.

Speaker companies under this new model would purchase Wi-Fi modules with our RX software pre-installed from an original equipment manufacturer (“OEM”), rather than buying modules directly from us. The OEM would pay a royalty to us based on how many modules with our software that it sold.

Risks Affecting Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, among others, the following:

●	Our success depends on maintaining and increasing our sales, which depends on factors we cannot control, including the viability and reputation of our customers and their products.

●	If we are unable to sell our modules into new markets or to new consumer electronics companies, our revenue may not grow.

●	If our business does not grow as we expect, or if we fail to manage our growth effectively, our operating results and business prospects would suffer.

●	Our business is dependent upon our ability to deploy and deliver our solutions, and the failure to meet our customers’ expectations could harm our reputation, which may have a material adverse effect on our business, operating results and financial condition.

●	We have not been profitable historically and may not achieve or maintain profitability in the future.

●	We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

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Securities That We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	shares of our preferred stock;

●	debt securities;

●	warrants to purchase shares of our common stock, preferred stock or debt securities;

●	rights to purchase shares of our common stock, preferred stock or other securities; and/or

●	units consisting of any of the securities listed above.

The aggregate offering price of the securities offered pursuant to this prospectus may not exceed $50,000,000. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Corporate Information

We were formed as Summit Semiconductor, LLC, a Delaware limited liability company, on July 23, 2010. We converted to a Delaware corporation, effective December 31, 2017, at which time we changed our name to Summit Semiconductor, Inc. Effective as of September 11, 2018, we changed our name to Summit Wireless Technologies, Inc. We run our operations through Summit Wireless Technologies, Inc., as well as through our wholly-owned subsidiaries, Summit Wireless Japan K.K., a Japanese corporation, and WiSA, LLC, a Delaware limited liability company.

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Where You Can Find Us

Our principal executive offices are located at 6840 Via Del Oro, Ste. 280, San Jose, CA 95119 and our telephone number is (408) 627-4716. Our website address is www.summitwireless.com. The website for the WiSA Association is http://www.wisaassociation.org. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.

Summit Wireless Technologies, Summit Semiconductor, Summit WirelessTM, the Summit Wireless Technologies, Inc. logo, the WiSA logo and other trade names, trademarks or service marks of Summit Wireless Technologies, Inc. appearing in this prospectus are the property of Summit Wireless Technologies, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, unlike public companies that are not emerging growth companies under the JOBS Act, we will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”);
●	provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations;
●	comply with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;
●	provide certain disclosure regarding executive compensation required of larger public companies or hold stockholder advisory votes on the executive compensation required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”); or
●	obtain stockholder approval of any golden parachute payments not previously approved.

We will cease to be an emerging growth company upon the earliest of the:

●	last day of the fiscal year in which we have $1.07 billion or more in annual revenues;
●	date on which we become a “large accelerated filer” (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30);
●	date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or
●	last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and we have elected to take advantage of such extended transition period for complying with new or revised accounting standards.

We have elected to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our stock price.

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RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the Company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, as set forth under “Incorporation of Documents by Reference”, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, working capital, capital expenditures, product development, marketing activities, acquisitions of new technologies and investments, repayment of debt and repurchases and redemptions of securities.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

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THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of such securities may differ from the terms that we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which such securities will be listed.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;
●	shares of our preferred stock;
●	debt securities;
●	warrants to purchase shares of our common stock, preferred stock or debt securities;
●	rights to purchase shares of our common stock, preferred stock or other securities; and/or
●	units consisting of any of the securities listed above.

The terms of any securities that we offer will be determined at the time of sale. We may issue securities that are exchangeable or exercisable for common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of such securities.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital stock that we may offer under this prospectus, but is not complete. For the complete terms of our capital stock, please refer to our certificate of incorporation, as amended from time to time, any certificate of designation for our preferred stock, and our bylaws, as amended from time to time. The General Corporation Law of the State of Delaware (the “DGCL”) may also affect the terms of our capital stock.

Authorized Capital Stock

The Company is authorized to issue 220,000,000 shares of its capital stock consisting of (a) 200,000,000 shares of common stock, par value $0.0001 per share, and (b) 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, of which 1,250,000 shares of such preferred stock have been designated as Series A 8% Senior Convertible Preferred Stock (“Series A Preferred Stock”). As of September 5, 2019, 20,218,960 shares of our common stock were issued and outstanding and 250,000 shares of our Series A Preferred Stock were issued and outstanding.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the common stock entitled to vote in any election of directors will be able elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock will be entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. The right of holders of our common stock to receive dividends is subject to the rights of holders of Series A Preferred Stock to receive dividends pursuant to the Certificate of Designations of the Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designations”). Pursuant to the Certificate of Designations, so long as any Series A Preferred Stock is outstanding, we are not permitted to directly or indirectly declare or pay any dividend on our common stock as long as any dividends due on the Series A Preferred Stock remain unpaid. Additionally, so long as holders hold shares of Series A Preferred Stock with a Stated Value equal to or exceeding $62,500, unless holders of at least 67% in Stated Value (as defined below) of the then outstanding shares of Series A Preferred Stock shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, pay cash dividends on shares of our common stock.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding preferred stock, including, without limitation, the liquidation preference granted to holders of our Series A Preferred Stock pursuant to the Certificate of Designations.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate in the future, including, without limitation, the rights granted to holders of our Series A Preferred Stock pursuant to the Certificate of Designations.

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Preferred Stock

General

We are authorized to issue up to 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, 1,250,000 shares of which have been designated as Series A Preferred Stock, of which 250,000 shares are presently issued and outstanding. Our board of directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of shares of preferred stock with dividend, liquidation, voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that class of preferred stock.

Series A Preferred Stock

The following is a summary of the material terms of the Series A Preferred Stock. This summary is not complete. The following summary of the terms and provisions of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designations setting forth the terms of the Series A Preferred Stock and our certificate of incorporation, as amended.

On April 18, 2019, we entered into a Securities Purchase Agreement, dated as of April 18, 2019, with a significant stockholder (the “Preferred SPA”), pursuant to which we issued 250,000 shares of our Series A Preferred Stock in consideration for $1 million, which shares have a stated value of $4.00 (the “Stated Value”), grant holders the same voting rights as holders of our shares of common stock, and are convertible into shares of our common stock at a price of $4.00 per share (the “Fixed Conversion Price”), subject to a floor price of $1.50 and to adjustment under our Certificate of Designations. Pursuant to the Preferred SPA, the Series A Preferred Stock may be issued in tranches of at least $500,000 and in an aggregate of up to $5 million.

Other than the issuance of our Series A Preferred Stock pursuant to the Preferred SPA, we have no present plans to issue any additional shares of preferred stock. However, in the event that we issue additional shares of preferred stock, holders of our shares of common stock and preferred stock may be diluted. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. We will also file with the SEC a certificate of designation designating the rights and preferences of the preferred stock prior to any issuance of preferred stock, and you should read such certificate of designation for provisions that may be important to you.

Ranking

The Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Dividends on Series A Preferred Stock

Holders of Series A Preferred Stock shall be entitled to receive from and after the first date of issuance of the Series A Preferred Stock cumulative dividends at a rate per share (as a percentage of the Stated Value per share) of 8% per annum, in cash, or at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination thereof, which shall be payable upon conversion of the Series A Preferred Stock. The form of the dividend payment on the Series A Preferred Stock will be determined based on the legal availability of funds for the payment and the satisfaction of the Equity Conditions (as defined in the Certificate of Designations) for the five consecutive trading days immediately prior to the payment date. Any dividends that are not paid within five trading days when due shall continue to accrue at a dividend rate of 18% per annum, which must be paid in cash. In the event that a Triggering Event (as defined in the Certificate of Designations) occurs, the dividend rate on all of the outstanding Series A Preferred Stock shall be increased to eighteen percent (18%) per annum thereafter.

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Conversion of Series A Preferred Stock

Pursuant to the Certificate of Designations, in the event that the closing price of our common stock on a Trading Day (as defined in the Certificate of Designations) as quoted on the Trading Market (as defined in the Certificate of Designations) is less than the Fixed Conversion Price, the Fixed Conversion Price shall be reduced, at the option of any holder of shares of Series A Preferred Stock, to equal 95% of the average of the lowest VWAP (as defined in the Certificate of Designations) out of the prior 10 consecutive Trading Days prior to the date on which such holder delivers a notice of conversion to the Company to convert such holder’s shares into shares of our common stock, which price shall not be less than $1.50. Pursuant to the Certificate of Designations, the Fixed Conversion Price shall also be adjusted in the event of a Subsequent Financing (as defined below), subject to certain exceptions.

Redemption of Series A Preferred Stock

Upon a Triggering Event, which includes any default by the Company in the payment of amounts owed to holders of the Series A Preferred Stock and other customary events of default under the Certificate of Designations, such holders have the right to require us to redeem each share of Series A Preferred Stock at a redemption price equal to 120% of the Stated Value and all accrued but unpaid dividends on such shares, in addition to the payment of all liquidated damages and other costs, expenses or amounts due in respect of such shares.

Rights Upon a Subsequent Financing

So long as holders of shares of Series A Preferred Stock hold such shares with an aggregate Stated Value equal to or exceeding $62,500, upon any issuance of shares of our common stock, Common Stock Equivalents (as defined in the Preferred SPA), conventional debt or a combination of such securities and/or debt (a “Subsequent Financing”), unless the proposed terms of a Subsequent Financing shall have first been delivered to such holders in reasonable detail and such holders have first been granted the option to purchase such securities pursuant to such terms, such holders have the right to purchase all, and no less than all, of the securities offered to investors in a Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

In addition, so long as holders of shares of Series A Preferred Stock hold such shares with an aggregate Stated Value equal to or exceeding $125,000, if we effect a Subsequent Financing, such holders have a right to tender shares of Series A Preferred Stock for the securities offered pursuant to a Subsequent Financing.

Subsequent Equity Sales

In the event that we or any of our subsidiaries issue additional shares of common stock and/or Common Stock Equivalents in connection with a financing pursuant to which the effective price per share for such securities is less than the then conversion price of the Series A Preferred Stock, then subject to certain exceptions set forth in the Certificate of Designations, such conversion price will be reduced to such the effective price of such issued securities.

Fundamental Transaction; Liquidation Rights

If a Fundamental Transaction (as defined in the Certificate of Designations) occurs at any time while the Series A Preferred Stock is outstanding, the holders of shares of Series A Preferred Stock then outstanding shall have the right to receive, upon any subsequent conversion of the Series A Preferred Stock, for each share of our common stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which such shares of Series A Preferred Stock is convertible immediately prior to such Fundamental Transaction. A Fundamental Transaction includes, but is not limited to, an event whereby any change in the ownership of at least 50% of our voting stock occurs or the merger or consolidation of the Company into another entity.

In the event of any liquidation, dissolution, or winding-up of the Company, each holder of Series A Preferred Stock is entitled to receive an amount equal to the Stated Value, plus accrued and unpaid dividends and any other fees or liquidated damages before any distribution will be made to holders of junior securities. If assets are insufficient for such payment, then the entire assets will be distributed only to the holders of the Series A Preferred Stock. A Fundamental Transaction or Change of Control Transaction (as defined in the Certificate of Designations) shall not be deemed a liquidation event.

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Stockholder Approval

Pursuant to the Certificate of Designations and the Preferred SPA, unless we obtain stockholder approval pursuant to the rules and regulations of Nasdaq, we cannot issue shares of common stock upon conversion of the Series A Preferred Stock in the event that such issuance exceeds 19.99% of the issued and outstanding shares of common stock as of April 18, 2019 or if such conversion is considered a “change of control” under the rules and regulations of Nasdaq.

Voting Rights

The holders of the Series A Preferred Stock shall be entitled to vote on any matter submitted to our stockholders for a vote. One (1) share of Series A Preferred Stock shall carry the same voting rights as one (1) share of our common stock. So long as any shares of Series A Preferred Stock are outstanding, we shall not, without first obtaining the approval of more than 67% of the holders of Series A Preferred Stock then outstanding, voting together as a separate class (a) alter or amend the Certificate of Designations or alter or change adversely the powers, rights or preferences of the Series A Preferred Stock, including amending our certificate of incorporation or other charter documents in any manner adversely affecting the holders of the Series A Preferred Stock; (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series A Preferred Stock; (c) increase the total number of authorized shares of Series A Preferred Stock; or (d) enter into any agreement with respect to any of the foregoing.

Dividends

Since inception we have not paid any dividends on our common stock or our preferred stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Pursuant to the Certificate of Designations, holders of Series A Preferred Stock are entitled to receive cumulative dividends at a rate per share (as a percentage of the Stated Value per share) of 8% per annum, in cash or in shares of our common stock at our option, or a combination thereof, which shall be payable upon conversion of the Series A Preferred Stock. As of July 31, 2019, we accrued dividends in the amount of $23,000. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends on our common stock in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant. Payment of dividends on our preferred stock shall be subject to the terms of the Certificate of Designations.

Warrants

As of September 5, 2019, we had warrants to purchase 9,150,003 shares of our common stock outstanding, with a weighted average exercise price and remaining life in years of $3.74 and 3.23, respectively. As of September 5, 2019, the warrants had no aggregate intrinsic value. The exercise price of such warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Options and Other Stock Awards

On January 31, 2018, the Company’s stockholders approved the Company’s 2018 Long-Term Stock Incentive Plan (the “LTIP”). The aggregate maximum number of shares of our common stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of restricted shares or stock options will be limited to 15% of the outstanding shares of our common stock, which calculation shall be made on the first business day of each new fiscal year of the Company; provided that, in any year no more than 8% of our shares of common stock, or derivative securitization with common stock underlying 8% of such shares may be issued in any fiscal year. For fiscal year 2019, up to 2,304,909 shares of our common stock are available for participants under the LTIP. As of September 5, 2019, we have issued under the LTIP 15,000 shares of fully vested common stock, 70,000 shares of restricted common stock, of which no shares have yet vested, and 400,000 unvested deferred shares.

On January 30, 2018, the Company terminated the Company’s Carve-Out Plan (the “Carve-Out Plan”). Prior to its cancellation, our employees and directors were entitled to participate in the Carve-Out Plan at the discretion of the Company’s board of directors. Each Carve-Out Plan participant was awarded points which entitled that participant to a portion of the proceeds payable to the Company and/or its members upon a sale of the Company. The proceeds payable to a Carve-Out Plan participant were equal to an amount determined in accordance with the following formula: number of points held by participant divided by total points outstanding, multiplied by 18% of Net Sale Price. For this purpose, “Net Sale Price” equaled the aggregate amount payable to the Company and/or its members in connection with a sale of the Company less all amounts payable to creditors of the Company.

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In connection with the termination of the Carve-Out Plan and the approval of the LTIP on January 31, 2018, the Company issued 1,284,470 and 153,126 shares of restricted common stock to its employees and directors, respectively, whose proceeds under the Carve-Out Plan were vested as of that date (the “January 2018 Restricted Stock Grant”). Such shares were issued to such persons on January 31, 2018, and were to be released in three equal tranches on September 1, 2018, March 1, 2019 and September 1, 2019. As of June 30, 2019, there were 492,808 shares of restricted stock remaining under the January 2018 Restricted Stock Grant, 464,632 of such shares were to be released on September 1, 2019, with an additional 28,176 shares to be released to a terminated employee in four equal tranches over the next 20 months pursuant to the terms of such employee’s restricted stock agreement.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from such director or executive officer once such director or executive officer’s plan is in place. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy.

Registration Rights

Certain investors in the Company (“Initiating Holders”) have registration rights which, upon notice from an Initiating Holder, will require the Company to file a registration statement to register the shares owned by said Initiating Holder. The Company must also provide notice to all other Initiating Holders and register the shares of any other Initiating Holder that joins such request. However, an Initiating Holder cannot submit a notice prior to the earlier of five (5) years from the date such holder executed a registration rights agreement or one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of its securities.

Pursuant to the Preferred SPA, the Company issued a warrant to purchase 255,102 shares of its common stock (the “Warrant”), which is immediately exercisable, has a five-year life and has an exercise price of $1.98. The Warrant is subject to 4.99/9.99% blockers and subject to adjustment for stock dividends and splits. Pursuant to the Preferred SPA, holders of shares of the Series A Preferred Stock (i) have the right to require the Company to register the shares of Series A Preferred Stock as well as the shares of our common stock underlying such shares and the Warrant within 180 days of the Closing Date (as defined in the Preferred SPA) on which purchasers have committed to purchase an aggregate of amount of Series A Preferred Stock with an aggregate stated value equal to or exceeding $250,000.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

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In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Anti-Takeover Effects of Certain Provisions of our Bylaws

Our bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the holders of common stock then entitled to vote. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors or of the stockholders, and vacancies may only be filled by a majority vote of the directors, including those who may have resigned. Except as otherwise provided in the bylaws and the certificate of incorporation, as amended, any vacancies or newly created directorships on the board of directors resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Our bylaws also provide that only our chairman of the board, chief executive officer, president or one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting may call a special meeting of stockholders.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Limitation on Directors’ Liability; Indemnification

Our bylaws contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
●	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

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Our bylaws provide that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by our board of directors. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

Listing

Our common stock is traded on Nasdaq under the symbol “WISA”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

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DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities”. We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. We will file the form of debt security and form of note purchase agreement for debt securities or form of indenture for debt securities with the SEC. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities.

If we decide to issue debt securities pursuant to an indenture to be entered into between us and a trustee, we will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. If we offer debt securities under this prospectus, we will file the form of indenture with the SEC.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Debt Securities

The aggregate principal amount of debt securities that may be issued either pursuant to a note purchase agreement or under an indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

●	title and aggregate principal amount;
●	whether the debt securities will be senior, subordinated or junior subordinated;
●	applicable subordination provisions, if any;
●	provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;
●	percentage or percentages of principal amount at which the debt securities will be issued;
●	maturity date(s);
●	interest rate(s) or the method for determining the interest rate(s);
●	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;
●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
●	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;
●	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
●	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;
●	authorized denominations;
●	form;

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●	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;
●	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;
●	where the debt securities may be presented for registration of transfer, exchange or conversion;
●	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;
●	whether the debt securities will be issued in whole or in part in the form of one or more global securities;
●	if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;
●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
●	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
●	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;
●	any covenants applicable to the particular debt securities being issued;
●	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;
●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
●	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;
●	securities exchange(s) on which the debt securities will be listed, if any;
●	whether any underwriter(s) will act as market maker(s) for the debt securities;
●	extent to which a secondary market for the debt securities is expected to develop;
●	provisions relating to defeasance;
●	provisions relating to satisfaction and discharge of the indenture;
●	any restrictions or conditions on the transferability of the debt securities;
●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	any addition or change in the provisions related to compensation and reimbursement of the trustee;
●	provisions, if any, granting special rights to holders upon the occurrence of specified events;
●	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and
●	any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act of 1939 (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

Subject to the limitations provided in any indenture and in a prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Governing Law

All debt securities, including debt securities issued pursuant to an indenture, shall be construed in accordance with and governed by the laws of the state of New York. To the extent we issue securities pursuant to an indenture, such indenture will be governed by the laws of the state of New York.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock, and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock, and/or debt securities, and the warrants may be attached to or separate from these securities.

We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement. We will file the form of warrant agreement and form of warrant certificate with the SEC, and you should read the form of warrant agreement and form of warrant certificate for provisions that may be important to you.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which such shares may be purchased upon such exercise;
●	the warrant agreement under which the warrants will be issued;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	anti-dilution provisions of the warrants, if any;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
●	the manner in which the warrant agreement and warrants may be modified;
●	the identities of the warrant agent and any calculation or other agent for the warrants;
●	federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants;
●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

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Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Modifications

We may amend the warrant agreements and the warrant certificates without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not adversely affect the interests of the holders of the warrants. We may also modify or amend certain other terms of the warrant agreements and the warrant certificates with the written consent of the holders of not less than a majority of the then outstanding warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, debt securities or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the price, if any, per right;
●	the exercise price payable for common stock, preferred stock or other securities upon the exercise of the rights;
●	the number of rights issued or to be issued to each holder;
●	the number and terms of common stock, preferred stock or other securities which may be purchased per right;
●	the extent to which the rights are transferable;
●	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;
●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate unit agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any unit agreement under which the units will be issued and any provisions of the unit agreement that differ from those described herein;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

The other provisions regarding our common stock, preferred stock, debt securities, warrants and rights as described in this prospectus will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, debt securities, warrants and/or rights.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	through underwriters or dealers;
●	through agents;
●	directly by us to purchasers;
●	in a rights offering;
●	in “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
●	through a combination of any of these methods; or
●	through any other method permitted by applicable law and described in a prospectus supplement.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;
●	the purchase price of the securities and the proceeds that we will receive from the sale;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any commissions paid to agents;
●	any discounts or concessions allowed or reallowed or paid to dealers;
●	any delayed delivery arrangements;
●	any additional risk factors applicable to the securities that we propose to sell; and
●	any securities exchange or market on which the securities may be listed.

We may sell the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	prices related to such prevailing market prices; or
●	negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

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Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on Nasdaq, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently traded on Nasdaq. We may elect to list any of the securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer, sale or resale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

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Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan &Worcester LLP of New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Summit Wireless Technologies, Inc. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.summitwireless.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 29, 2019;
●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 15, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, filed with the SEC on August 14, 2019;
●	Our Current Reports on Form 8-K, filed with the SEC on March 20, 2019, March 28, 2019, May 16, 2019, May 22, 2019, May 30, 2019, June 25, 2019, August 8, 2019, August 15, 2019 and August 19, 2019; and
●	Our Registration Statement on Form 8-A, filed with the SEC on July 25, 2018, including any amendments or reports filed for the purpose of updating the description of our common stock therein.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Summit Wireless Technologies, Inc.
6840 Via Del Oro Ste. 280

San Jose, CA 95119

(408) 627-4716
info@summitsemi.com

Copies of these filings are also available on our website at www.summitwireless.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

28

$50,000,000

Summit Wireless Technologies, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

The date of this prospectus is September 6, 2019.